EXHIBIT 10.58




                                 EXODUS SUBLEASE

THIS EXODUS SUBLEASE ("Sublease"), is made and effective this 8th day of June, 1999 (if and only if it is executed below where indicated by Sublessor, Sublessee and Lessor), by and between TALUS CORPORATION, a California corporation, c/o E-M Solutions, 120 Ninth Avenue, Longmont, CO 80501 ("Sublessor"), and EXODUS COMMUNICATIONS, INC., a Delaware corporation, 2831 Mission College Blvd., Santa Clara, CA 95054 ("Sublessee"), Talus Corporation and Exodus Communications, Inc. are referred to collectively as the "Parties" and individually as a "Party").

                                     RECITALS:

A. Sublessor, formerly known as Scientific Custom Metal Products International, Inc., as Lessee, entered into a Standard Industrial/Commercial Single-Tenant Lease - Net including Exhibit
(A) with Mopar, LLC as lessor, dated as of January 25, 1996, as amended by that certain Lease Amendment, identical counterparts of which have been dated as of November 14, 1997, and November 20, 1997 (as so amended, the "Original Lease"), for the lease of a portion of an industrial building of approximately 94,500 square feet (the "Building") located at 2403 Walsh Avenue, Santa Clara, California. G&I Walsh LLC, a Delaware limited liability company ("Lessor") has purchased the Building from Mopar, LLC, and is the present Lessor under the Lease. Except as provided herein, terms shall have the same meanings in this Sublease as in the Lease (as that term) is hereinafter defined).

B. The Original Lease has been amended by a further Second Amendment to Lease dated as of January 29, 1999 (the "January Lease Amendment"), and a Third Amendment to Lease dated as of June 8, 1999 (the "June
Lease Amendment"). The Original Lease as amended by the January
Lease Amendment and the June Lease Amendment, all of which are attached hereto, are hereinafter collectively referred to as the "Lease."

C. On October 3, 1996, Sublessor agreed to lease to Computer Access Technology Corporation ("CAT"), approximately 12,026 rentable feet in the Building, more or less ("CAT Sublease Premises"), as well as other terms and conditions pursuant to the Standard Office Lease -
Gross with attached First Addendum to Lease Agreement (with attached Exhibits A and B) ("Existing CAT Sublease"), also attached hereto. Paragraph 62 of the Existing CAT Sublease generally provides CAT the right to extend the term of the CAT Sublease for a period of five
(5) years (the "CAT Sublease Option").

D. From the Commencement Date (as defined below) prior to any vacating of the CAT Sublease Premises by CAT, the premises leased to Sublessor under the Lease (i.e. consisting of approximately 94,500 square feet at 2403 Walsh Avenue), less the CAT Sublease Premises, is hereinafter referred to as the "Premises." On and after any date that CAT vacates (for any reason) the CAT Sublease Premises when
Sublessee is obligated herein to also rent the CAT Sublease
Premises, and as to any references which relate to this time period
(i.e., when Sublessee is obligated to also rent the CAT Sublease
Premises), the term "Premises" herein shall refer to the entire
"Premises" leased to Sublessor under the Original Lease (regardless of whether the CAT Sublease Premises is also expressly mentioned).

E. Sublessee's signature below evidences its receipt and careful review of the terms and conditions contained in all of the above-mentioned documents.

F. Sublessor desires to sublease to Sublessee and Sublessee desires to sublease from Sublessor the Premises on the terms and conditions set forth in this Sublease.

For and in consideration of the foregoing recitals, the mutual promises and covenants of the parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee hereby covenant and agree as follows:

                                    ARTICLE I
                            BASIC SUBLEASE PROVISIONS

1.1 Subleased Premises. Sublessor hereby subleases to Sublessee and Sublessee hereby rents from Sublessor the Premises. On and after any date prior to June 30, 2003 that CAT vacates the CAT Sublease Premises, as long as Sublessee is not then in default under the terms of this Sublease, and no event shall have occurred and be continuing which, under the terms of this Sublease would constitute a default under the Sublease after the giving of notice or passage of time, or both, Sublessee shall immediately obtain possession and begin renting the CAT Sublease Premises (which thereafter shall be included in the "Premises"). Notwithstanding anything to the contrary, in the event that Sublessee is or may be in default under the terms of this Sublease as described above, so long as Sublessor was able to deliver possession of the CAT Sublease Premises to Sublessee, Sublessee shall nevertheless thereafter also be liable for all Base Rent, Additional Rent and all other obligations relating to the CAT Sublease Premises, regardless of whether possession is actually granted to Sublessee. Sublessor shall not be responsible for any delays in delivering possession of the CAT Sublease Premises to Sublessee so long as it uses reasonable steps to deliver possession to Sublessee as soon as such becomes available. In the event that Sublessor is unable, notwithstanding its reasonable steps, to deliver possession of the CAT Sublease Premises to Sublessee, Sublessee's obligations to pay Base Rent (as set forth below) and other Rent (as set forth below) which is attributable to the CAT Sublease Premises shall be suspended until Sublessor is able to deliver possession of the CAT Sublease Premises. In other words, unless and until Sublessor is able to deliver possession of the CAT Sublease Premises, Sublessee shall pay only Eighty-Seven and 27/100 percent (87.27 %) of the Base Rent amounts for the applicable period(s) set forth below in section 2.1 plus those costs for Additional Rent set forth in section 2.2 (in lieu of section 2.3) below, in addition to its other obligations under the Sublease. If and after Sublessor is also able to deliver possession of the CAT Sublease Premises, Sublessee shall be responsible and pay One Hundred and 00/100 percent (100%) of the Base Rent amounts for the applicable period(s) set forth below in section 2.1 plus those costs for Additional Rent set forth in section 2.3 below, in addition to its other obligations under the Sublease. Additionally, Sublessee hereby agrees to assume (and Sublessor hereby agrees to assign to Sublessee) any and all obligations and rights of Sublessor, commencing on July 1, 2003, which relate in any manner to the CAT Sublease including, without limitation, the CAT Sublease Option, and further, hereby agrees to defend, indemnify and hold Sublessor harmless from and against any claims, losses, damages, penalties and other costs, actions, judgments, expenses and other liability (including, without limitation, attorneys' fees, expert witness fees and other legal costs), made, suffered and/or brought by CAT (or its assignees) which relate in any manner to the CAT Sublease including, without limitation, the CAT Sublease Option (which involves any breach by Sublessee of any terms of this Sublease which in any manner concerns CAT). By way of example but not limitation, if CAT exercises the CAT Sublease Option and CAT brings a claim against Sublessor arising from some alleged failure occurring on or after July 1, 2003, on the part of Sublessor to honor some provision(s) of the CAT Sublease (extended by the CAT Sublease Option), Sublessee shall be solely responsible for any such claim and to defend, indemnify and hold Sublessor harmless from any such claim. In the event that the Lease is terminated due to a Breach by Sublessor under the terms of the Lease and Sublessee begins Early Commencement under the Standard Industrial/Commercial Single-Lessee Lease -- Net, dated June 4, 1999, by and between G&I Walsh LLC and Sublessee, Sublessee also hereby agrees to assume (and Sublessor hereby agrees to assign to Sublessee) all obligations and rights of Sublessor which relate in any manner to the CAT Sublease including, without limitation, the CAT Sublease Option; further, in addition to its other obligations under this Sublease, Sublessee hereby agrees to defend, indemnify and hold Sublessor harmless from and against any claims, losses, damages, penalties and other costs, actions, judgments, expenses and other liability (including, without limitation, attorneys' fees, expert witness fees and other legal costs), made, suffered and/or brought by CAT (or its assignees) in any manner related to the CAT Sublease including, without limitation, the CAT Sublease Option which relates to any time period on and after the date of automatic assignment to Sublessee and Sublessee's assumption of the CAT Sublease. Notwithstanding the preceding, Sublessor agrees that it will not amend or modify the CAT Sublease without Sublessee's consent if such amendment or modification would alter Sublessee's rights or obligations regarding the CAT Sublease, including the CAT Sublease Option, in a material manner.

1.2 Use. Sublessee shall use the Premises as data center processing and other lawful related uses (restricted, however, for non-hazardous purposes) only ("Agreed Use"). With respect to the foregoing restrictions on the use of the Premises, Sublessee agrees to abide by such restrictions unless Sublessor gives its advance written consent to another use. Sublessee agrees to comply with all zoning and land use laws and requirements imposed on the Premises.

1.3 Term. The Term of this Sublease shall commence on the first day of July, 1999 (hereinafter called the "Commencement Date") and shall end at twelve o'clock midnight on June 30, 2003 (hereinafter called the "Expiration Date"), or shall end on such earlier date pursuant to any of the terms and conditions of this Sublease (which in this and other provisions herein includes, unless expressly indicated otherwise, the Incorporated Lease). Notwithstanding the preceding, where the context of this Sublease requires such an interpretation, this Sublease shall survive the termination of this Sublease.

1.4 Condition of Subleased Premises. Sublessee represents that it has inspected the Premises (including the CAT Sublease Premises) and is familiar with the condition of every part thereof including, without limitation, the occupancy and operation of CAT. Sublessee agrees that it enters into this Sublease without any representations, promises, agreements or warranties by Sublessor, its officers, employees, agents, or other representatives, as to the condition or fitness for a particular purpose or use of the Premises (including the CAT Sublease Premises) or any part, element or component thereof, including, but not limited to, ADA compliance or lack thereof, electrical, plumbing, fire sprinkler, life safety, lighting, or heating ventilating and air conditioning ("HVAC") systems, loading doors, roof, exterior walls, foundations or other structural elements, except as provided in section 4.1(c) below, Sublessee agrees to accept the Premises (including but not limited to the CAT Sublease Premises) in an "AS-IS, WITH ALL FAULTS" basis, without requiring any alteration, addition, installation, repair, decoration or other improvement to be made by Sublessor or at Sublessor's expense.

1.5 Services. Without limiting the effect of the provisions of the incorporated Lease relating thereto, Sublessor shall not be obligated to provide any services to Sublessee. Sublessor makes no representations or warranties as to the availability or adequacy of services.

1.6 Vehicle Parking. So long as Sublessee is not in default, and subject to the rules and regulations promulgated from time to time by Sublessor and/or Lessor, Sublessee shall be entitled to use 49.7% of the parking spaces for the 2401/2403 Walsh Avenue building project (less, unless and until Sublessee's rental of the CAT Lease Premises, 40 spaces), for use by its agents', servants', employees' and invitees' (individually and collectively referred to as "Sublessee's Agents") passenger vehicles with 8 or less capacity only. If Sublessor in its sole discretion agrees in writing to permit Sublessee to use any parking spaces for any other purpose (e.g., temporary storage of materials, satellite dish installation, etc.), Sublessee's then current number of parking spaces will automatically be reduced by the number of spaces utilized for such purpose plus any spaces which cannot be reasonably used for normal parking as a result thereof. Sublessee agrees that overnight parking is prohibited. Sublessee also agrees that under no circumstances shall Sublessee's Agents in any manner interfere with occupancy and/or access to the property known as 2401 Walsh Avenue, including, without limitation, interference with the ingress or egress to the building, parking lot or shipping and receiving areas. If Sublessee commits, permits or allows any of the prohibited activities described in the Sublease (including the incorporated Lease) or the rules and regulations then in effect, then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle(s) involved and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Lessor. Sublessee agrees that Sublessor (or its designee) may "re-stripe" so as to reconfigure the existing parking lots, so long as such does not reduce the number of parking spaces that Sublessee is otherwise entitled. Subject to the prior written approval of Sublessor and Lessor which shall not be unreasonably withheld or delayed, Sublessee may also "re-stripe" so as to reconfigure the existing parking lots, so long as such does not reduce the number of total parking spaces or unreasonably interfere with the use or occupancy of 2401 Walsh Avenue or its marketability to prospective subtenants.

1.7 Sublessee Compliance. Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee provides satisfactory evidence of insurance pursuant to paragraph 8.5 of the Lease and section 5.1 of this Sublease, delivers the original Letter of Credit (hereinafter defined) pursuant to section 2.5 below of this Sublease, and delivers the initial monthly Base Rent payment in the amount of $65,976.12. Pending delivery of such evidence of insurance, Letter of Credit and initial Base Rent payment, Sublessee shall be required to perform all of its obligations under the Sublease from and after the Commencement Date, including the payment of Rent (as hereinafter defined), notwithstanding Sublessor's election to withhold possession pending receipt of such evidence of insurance, Letter of Credit and initial Base Rent payment.

                                    ARTICLE II
                              RENT AND OTHER CHARGES

2.1 Base Rent. Notwithstanding anything contained in this Sublease (including the incorporated Lease), except as provided in section 1.1 above, Sublessee agrees to pay Sublessor Base Rent commencing on July 1, 1999, and on the first day of each month thereafter, in accordance with the schedule set forth below:

                 Starting Date     Ending Date      Monthly Base Rent
                  07/01/1999        01/31/2000         $75,600.00
                  02/01/2000        01/31/2001         $80,325.00
                  02/01/2001        01/31/2002         $85,050.00
                  02/01/2002        01/31/2003         $89,775.00
                  02/01/2003        06/30/2003         $94,500.00

2.2 Additional Rent. For the period from July 1, 1999 through the earlier of July 1, 2003 or the last day that CAT occupies the CAT Sublease Premises, Sublessee shall also pay to Sublessor (or such other party(s) as may be designated in writing by Sublessor) as and when due under the Lease any and all additional rent and other charges which are due and payable by Lessee under the Lease, without any deduction or offset of any kind or nature, including, but not limited to, the costs associated with:

(a) All maintenance and repair obligations of Lessee which concern the Premises and/or are caused in whole or in part, directly or indirectly, by Sublessee's Agents, as generally set forth in paragraph 7 of the Lease (without regard to deduction or offset in this and the following provisions of this section 2.2 for any payments by CAT). With respect to other maintenance and/or repairs which do not only concern the Premises or are not caused in whole or in part, directly or indirectly, by Sublessee's Agents, Sublessee shall pay its pro rata share (as hereinafter defined) of all such obligations,

(b) All non-Building exterior repairs of the building project (i.e., 2401 and 2403 Walsh Avenue) including, without limitation, repairs of the landscaping, walkways, lawns, parking lots and exterior lighting (individually and collectively referred to hereinafter as the "Exterior Grounds") which are caused in whole or in part, directly or indirectly, by Sublessee's Agents, as generally set forth in paragraph 7 of the Lease. With respect to other Exterior Grounds repairs which are not caused in whole or in part, directly or indirectly, by Sublessee's Agents, as well as maintenance of the Exterior Grounds, Sublessee shall pay Forty-Three and 64/100 percent (43.64%) of all such obligations,

(c) All insurance obligations of Lessee, generally set forth in paragraph 8 of the Lease. Notwithstanding the preceding, Sublessor shall reimburse Sublessee for the period from July 1, 1999 through the earlier of July 1, 2003 or the last day that CAT occupies the CAT Sublease Premises, Twelve and 73/100 percent (12.73%) of the reasonable cost of such insurance directly attributable to the Premises, except for the cost for insurance which is attributable to earthquake and flood coverage which shall be solely borne by Sublessee, as set forth in section 5.1 below,

(d) Sublessee's pro rata share of all Real Property Taxes obligations of Lessee, and 100% of Personal Property Taxes obligations of Lessee for property on the Premises (including any exterior areas around the Building), generally set forth in paragraph 10 of the Lease,

(e) All utility obligations of Lessee, generally set forth in paragraph 11 of the Lease, less the agreed upon sum of $1,180.00 per month, until such time as Sublessor installs a meter or meters to separately monitor the utility obligations of Sublessee and/or CAT (which are capable of monitoring) when Sublessee shall then pay the amounts represented by such meter(s) in addition to any other utility obligations which are not capable of monitoring.

(f) All Alterations and improvements made to the Premises by reason of the laws and requirements of any public authorities and any application, permit, inspection or license fees required in connection therewith or for the operation, use or occupancy of the Premises.

Sublessee's "pro rata share" shall refer to Eighty-Seven and 27/100 percent (87.27%) of the total costs of the subject item(s). Notwithstanding anything contained in any agreements between Sublessor and Sublessee, Sublessee agrees that its obligations set forth in this Sublease are in addition to its obligations set forth in the previously entered into Exodus Sublease dated February 1, 1999. By way of example but not limitation, Sublessee's obligation of 43.64% set forth above in subsection (b) are in addition to (and not in lieu of) its obligations of 44.52% in section 2.2(b) of the February 1, 1999 Exodus Sublease.

2.3 Additional Rent. For the period commencing from the date (if any) prior to June 30, 2003 that CAT vacates the CAT Sublease Premises (or such earlier date as provided herein or otherwise agreed to in writing by the Parties), through June 30, 2003, Sublessee shall also pay to Sublessor (or such other party(s) as may be designated in writing by Sublessor) as and when due under the Lease any and all additional rent and other charges which are due and payable by Lessee under the Lease, without any deduction or offset of any kind or nature, including, but not limited to, the costs associated with:

(a) All maintenance and repair obligations of Lessee generally set forth in paragraph 7 of the Lease,

(b) All non-Building exterior repairs of the office building project (i.e., 2401 and 2403 Walsh Avenue) including, without limitation, repairs of the landscaping, walkways, lawns, parking lots and exterior lighting (individually and collectively referred to as "Exterior Grounds") which are caused in whole or in part, directly or indirectly, by Sublessee's Agents, as generally set forth in paragraph 7 of the Lease. With respect to other Exterior Grounds repairs which are not caused in whole or in part, directly or indirectly, by Sublessee's Agents, as well as maintenance of the Exterior Grounds, Sublessee shall pay Fifty percent (50%) of all such obligations,

(c) All insurance obligations of Lessee, generally set forth in paragraph 8 of the Lease,

(d) All Real Property Taxes obligations of Lessee, and all Personal Property Taxes obligations of Lessee for property on the Premises
(including any exterior areas around the Building), generally set forth in paragraph 10 of the Lease,

(e) All utilities obligations of Lessee, generally set forth in paragraph 11 of the Lease, and

(f) All Alterations and improvements made to the Premises by reason of the laws and requirements of any public authorities and any application, permit, inspection or license fees required in connection therewith or for the operation, use or occupancy of the Premises.

Notwithstanding anything contained in the Lease, except as expressly provided to the contrary in this Sublease (e.g., with respect to the CAT Sublease Premises prior to rental by Sublessee), the Parties agree that it is the intent of this Sublease that Sublessee perform and pay all obligations of Lessee under the Lease.

2.4 Payment. The Base Rent, and any additional rent and the other charges payable herein in the Sublease (and in the Lease incorporated herein) reserved or payable, shall be paid to Sublessor at its address first-above stated (directed to the attention of: Controller) or at such other place as Sublessor may designate in writing, in lawful money of the United States of America, as and when the same become due and payable, without demand therefor and without any deduction, notice, offset, counterclaim or abatement whatsoever, except as otherwise expressly provided in this Sublease. All monetary obligations of Sublessee to Sublessor under the terms of the Sublease (except for the Security Deposit) are deemed to be rent ("Rent"). Rent for any period during the Term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Acceptance of a payment which is less than the amount then due shall not be a waiver of Sublessor's rights to the balance of such Rent, regardless of Sublessor's endorsement of any check so stating.

2.5 Security Deposit.

(a) Upon execution of this Sublease, Sublessee shall deliver to Sublessor the Letter of Credit described below as security for Sublessee's performance of all of Sublessee's covenants and obligations under this Sublease, provided, however, that neither the Letter of Credit nor any Letter of Credit Proceeds (as defined below) shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure of Sublessor's damages upon Sublessee's Default or Breach. The Letter of Credit shall be maintained in effect from the date hereof through the date which is one hundred twenty (120) days after the Expiration Date, provided that upon Sublessee's surrender of the Premises at the expiration of the Term, Sublessor and Sublessee shall endeavor to determine as soon as practicable any amounts owing by Sublessee, and within five (5) Business Days after payment of such amount and Sublessee's fulfillment of any other obligations to Sublessor, Sublessor shall return to Sublessee the Letter of Credit and any Letter of Credit Proceeds then held by Sublessor (other than those held for application by, Sublessor as provided below). Sublessor shall not be required to segregate the Letter of Credit Proceeds from its other funds, and in no event shall Letter of Credit Proceeds or any portion thereof be deemed to be held in trust for Sublessee. No interest shall accrue or be payable to Sublessee with respect to the Letter of Credit Proceeds. Sublessor may (but shall not be required to) draw upon the Letter of Credit and use the proceeds therefrom (the "Letter of Credit Proceeds") or any portion thereof to cure any Default or Breach under this Sublease or to compensate Sublessor for any damage Sublessor incurs as a result of Sublessee's failure to perform any of its obligations hereunder, it being understood that any use of the Letter of Credit Proceeds shall not constitute a bar or defense to any of Sublessor's remedies set forth herein. In such event and upon written notice from Sublessor to Sublessee specifying the amount of the Letter of Credit Proceeds so utilized by Sublessor and the particular purpose for which such amount was applied, Sublessee shall immediately deliver to Sublessor an amendment Letter of Credit or a replacement Letter of Credit in an amount equal to one hundred percent (100%) of the amount specified below. Sublessee's failure to deliver such replacement Letter of Credit to Sublessor within five (5) business days of Lessor's notice shall constitute a Breach hereunder. If Sublessee is not in default at the expiration or termination of this Sublease, within one hundred twenty (120) days after such expiration or termination, or such earlier date as provided above, Sublessor shall return to Sublessee the Letter of Credit or the balance of the Letter of Credit Proceeds then held by Sublessor, provided, however, that in no event shall any such return be construed as an admission by Sublessor that Sublessee has performed all of its obligations hereunder. Under no circumstances shall Sublessor be required to return the Letter of Credit or Letter of Credit proceeds before receiving written acknowledgment by Lessor that Sublessor has fulfilled all of its Sublessor's obligations and is completely released from liability under the Lease.

(b) As used herein, Letter of Credit shall mean an unconditional, irrevocable letter of credit (hereinafter referred to as the "Letter of Credit") issued by a major "money center" bank satisfactory to Sublessor in its sole and absolute discretion (the "Bank"), drawings under which may be made at an office of the Bank located in Denver or Boulder, Colorado, naming Sublessor as beneficiary, in the amounts set forth below, and otherwise in form and substance satisfactory to Sublessor. The amount of the Letter of Credit shall be Four Hundred Thousand Dollars ($400,000.00) during the period from the execution of this Sublease for so long as the Letter of Credit is required to be maintained pursuant to subsection (a) above. In addition, should the Agreed Use be amended to accommodate a material change in the business of Sublessee or to accommodate a sublessee or assignee of Sublessee, Sublessee shall, upon thirty (30) days' written notice from Sublessor, cause the amount of the Letter of Credit to be increased to an amount necessary, in Sublessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. Furthermore, if a change in control of Sublessee occurs during the term of this Sublease, and following such change in control, (1) Sublessee is not a publicly traded company, and (2) the financial condition of Sublessee is, in Sublessor's reasonable judgment, significantly reduced, Sublessee shall, upon thirty days' written notice from Sublessor, cause the amount of the Letter of Credit to be increased, effective on the later to occur of the expiration of thirty
(30) days after Sublessor gives such notice, or the thirtieth (30th) day prior to the Commencement Date, to an amount, which, in Sublessor's reasonable judgment, is commercially reasonable based on such change in financial condition. The Letter of Credit shall be for an initial term of not less than one year and shall provide: (i) that Sublessor may make partial and multiple draws thereunder, up to the face amount thereof,
(ii) that Sublessor may draw upon the Letter of Credit up to the full amount thereof, as determined by Sublessor, and the Bank will pay to Sublessor the amount of such draw upon receipt by the Bank of a sight draft signed by Sublessor and accompanied by a written certification from Sublessor to the Bank stating either: (A) that a Breach has occurred and is continuing under this Lease or (B) that Sublessor has not received notice from the Bank that the Letter of Credit will be renewed by the Bank for at least one (1) year beyond the then applicable expiration date and Sublessee has not furnished Sublessor with a replacement Letter of Credit as hereinafter provided; and (iii) that, in the event of Sublessor's assignment or other transfer of its interest in this Sublease, the Letter of Credit shall be freely transferable by Sublessor, without charge and without recourse, to the assignee or transferee of such interest and the Bank shall confirm the same to Sublessor and such assignee or transferee. The Letter of Credit shall further provide that a draw thereon pursuant to clause (ii)(B) above may only be made during the thirty (30) day period preceding the then applicable expiration date of the Letter of Credit. In the event that no later than thirty (30) days prior to the then applicable expiration date of the Letter of Credit, neither (1) the Bank shall have notified Sublessor that the Letter of Credit will be renewed for at least one (1) year beyond the then applicable expiration date, nor (2) Sublessee shall have delivered to Sublessor a replacement Letter of Credit in the amount required hereunder and otherwise meeting the requirements set forth above, then Sublessor shall be entitled to draw on the Letter of Credit as provided above, and shall hold the proceeds of such draw as Letter of Credit Proceeds pursuant to subsection (a) above and Paragraph 5 of the Lease, provided that such drawing shall not constitute a waiver of Sublessor's right to declare a Breach of the Sublease pursuant to paragraph 13.1(c) of the Lease.

(c) At any time during the Term, Sublessee may replace any Letter of Credit provided hereunder with another Letter of Credit meeting the requirements hereunder, and Sublessor shall cooperate in arranging a simultaneous exchange of such Letters of Credit.

                                   ARTICLE III
                        SUBLESSEE'S AFFIRMATIVE OBLIGATIONS

Without limiting Sublessee's obligations pursuant to the Lease, including those set forth in paragraph 7, Sublessee also agrees to the following:

3.1 Alterations. Sublessee agrees that any Alteration, Utility Installation, addition, improvement, installation of Trade Fixtures, and/or other installation or decoration after the Commencement Date shall be made only (a) with the prior written consent of Sublessor which shall not be unreasonably withheld or delayed (and the Lessor, if required by the terms of the Lease), (b) by workmen or contractors approved by Sublessor which shall not be unreasonably withheld or delayed; (c) in full compliance with all laws, ordinances and regulations of applicable authorities (including any fire insurance rating organizations having jurisdiction over the Premises); (d) in accordance with the provisions of the Lease, and (e) after receipt by Sublessor of such insurance policies as are reasonably required by Sublessor and Lessor. Notwithstanding anything to the contrary and without limiting in any manner Sublessee's obligations under this Sublease, Sublessee shall also be responsible for all restoration obligations of Lessee under the Lease including, without limitation, the restoration obligations relating to the items mentioned in paragraph 10 of the June Lease Amendment.

3.2 Sublessor's Consent. Sublessor shall not unreasonably withhold or delay the granting of its consent to Sublessee making and/or installing the Alterations, Utility Installations and Trade Fixtures desired to be made by Exodus which are consistent with the types of Alterations, Utility Installations or Trade Fixtures approved by Sublessor and Lessor in connection with Sublessee's occupancy of the adjacent building located at 2401 Walsh Avenue, Santa Clara, so long as prior to any construction whatsoever, Sublessee shall first furnish to Sublessor a lien and completion bond satisfactory to Sublessor in an amount equal to the estimated cost of such Alteration(s) or Utility Installation(s). Notwithstanding anything contained in the Sublease, Sublessor hereby affirmatively states that it does not approve of or consent to any Alterations, Utility Installations or Trade Fixtures which are mentioned or described in the plans and specifications but do not include specifics as to their location, size, mechanical, architectural or electrical detail or specifications. Without limiting the foregoing or Sublessee's obligations under this Sublease, notwithstanding the June Lease Amendment, Sublessee also agrees to the following:

(a)     Sublessor hereby consents to the installation by Sublessee of two
(2) above-ground diesel fuel tanks and five (5) diesel generators at the Premises, provided that such installation shall be in compliance with all Applicable Law, and Sublessee shall obtain
Sublessor's prior written approval of the precise location thereof, and of the protective enclosures or encasements thereof, which approval shall not be unreasonably withheld or delayed. Sublessee agrees that reasonable considerations in determining such approval shall include without limitation whether such tanks, enclosures, encasements and/or generators unreasonably interfere with the use or occupancy (including parking, ingress and egress) of the CAT
Sublease Premises, or the use or occupancy (including parking, ingress and egress) of 2401 Walsh Avenue or its marketability to prospective subtenants.

(b) Sublessor hereby consents to the installation by Sublessee satellite dishes not to exceed two (2) feet in diameter, on the roof of the Building only, so long as prior notice is provided to Sublessor and Lessor and provided that they are installed behind a roof screen, are not visible from the street, and are installed in compliance with Applicable Law. If Sublessee wishes to use other satellite dishes and/or install satellite dishes in any other manner or location, such installation shall be in compliance with all Applicable Law, and shall not be made without Sublessor's and Lessor's prior written approval of such installation, which approval shall not be unreasonably withheld or delayed. Sublessee agrees that reasonable considerations in determining such approval shall include without limitation whether such satellite dishes unreasonably interfere with the use or occupancy (including parking, ingress and egress) of the CAT Sublease Premises, or the use or occupancy (including parking, ingress and egress) of 2401 Walsh Avenue or its marketability to prospective subtenants, or increase the restoration obligations pursuant to paragraph 7.4 of the Lease without the provision of additional security or payment to Sublessor.

(c) While Sublessor shall not unreasonably withhold or delay the granting of its consent to Alterations, Utility Installations or Trade Fixtures which are consistent with the Alterations, Utility Installations or Trade Fixtures approved by Sublessor and Lessor in connection with Sublessee's occupancy of the adjacent building located at 2401 Walsh Avenue, Santa Clara (subject to the above conditions set forth in the first sentence of section 3.2), Sublessee agrees that reasonable considerations in determining such approval shall include without limitation whether such Alterations, Utility Installations and/or Trade Fixtures unreasonably interfere with the use or occupancy (including parking, ingress and egress) of the CAT Sublease Premises, or the use or occupancy (including parking, ingress and egress) of 2401 Walsh Avenue or its marketability to prospective subtenants, or increase the restoration obligations pursuant to paragraph 7.4 of the Lease without the provision of additional security or payment to Sublessor.

(d) Sublessor hereby agrees not to unreasonably withhold its consent to the installation by Sublessee of security fencing which will in part enclose the Building, provided that such installation shall be in compliance with all Applicable Law, and Sublessee shall obtain Sublessor's prior written approval of the precise location, height and type thereof. Sublessee agrees that reasonable considerations in determining such approval shall include without limitation whether such security fencing unreasonably interferes with the use or occupancy (including parking, ingress and egress) of the CAT
Sublease Premises, or the use or occupancy (including parking, ingress and egress) of 2401 Walsh Avenue or its marketability to prospective subtenants.

(e) Sublessor hereby consents to the installation by Sublessee, at Sublessee's sole cost and expense, of a demising wall acceptable to Sublessor to separate the 2000 square feet occupied by CAT on the mezzanine level from the balance of the space on the mezzanine level. Sublessee agrees to use its best efforts to construct such demising wall on or before July 1, 1999, and in any event, agrees to complete such demising wall by August 1, 1999.

3.3 Maintenance and Repair. Sublessee shall take good care of, repair and maintain the Premises and the fixtures, equipment and other improvements and appurtenances therein. All damage or injury to the Premises and to its fixtures, glass, appurtenances and equipment caused by the moving of property by Sublessee's Agents in or out of the Premises, or by the installation or removal by Sublessee's Agents of furniture, fixtures or other property, or resulting from carelessness, omission, neglect or improper conduct of Sublessee's Agents, shall be repaired, restored or replaced promptly by Sublessee, at its sole cost and expense, to the reasonable satisfaction of Sublessor and Lessor. All of said repairs and replacements required to be made by Sublessee shall be in quality and class equal to the original work or installation and shall be done in a good and workmanlike manner.

3.4 Financial Information. On the first day of February of each calendar year during the term of this Sublease, Sublessee shall provide Sublessor, upon request, with copies of all of the most recent financial statements of Sublessee, and all of its parent and/or subsidiary company(s). Upon request, Sublessee also agrees to provide any supplemental financial information as may be from time to time requested by Sublessor.

3.5 Non-Interference. Sublessee agrees that it will in no manner disrupt or otherwise interfere with CAT's tenancy and use of the Building pursuant to the Existing CAT Sublease.

                                    ARTICLE IV
                      SUBLESSOR'S COVENANTS AND REPRESENTATIONS

4.1 Covenants and Representations. Sublessor covenants and represents to Sublessee as follows that:

(a) The Lease is in full force and effect, Sublessor has received no notice of default and, to the best of Sublessor's knowledge, no default exists thereunder;

(b) During the term of this Sublease, Sublessor will fully and faithfully perform the terms and conditions of the Lease on its part to be performed; and

(c) Sublessor has no knowledge or information that the Premises contain Hazardous Substances, except as disclosed in the Environmental Site Assessment dated August 18, 1997, receipt of which is hereby acknowledged by Sublessee.

4.2 Sublessor Indemnity. Notwithstanding any provisions to the contrary, and in particular paragraph 6 of the Lease, Sublessor shall defend, indemnify and hold Sublessee harmless from and against any and all claims, response or remediation costs, losses, damages, penalties, other costs, actions, judgments, expenses and other liability (including, without limitation, attorney's fees and expenses of investigation, remediation or defense) due to Hazardous Substances which were brought onto the Premises by Sublessor after November 14, 1997 and before the Commencement Date, and Hazardous Substances brought onto the Premises by Sublessor during the Term of this Sublease.

                                    ARTICLE V
                                    INSURANCE

5.1 Insurance. Notwithstanding anything to the contrary except as is expressly provided herein below in this section 5.1, Sublessee shall procure and maintain at its own cost and expense, throughout the Term of this Sublease, such policy or policies of insurance with respect to the entire Premises as Sublessor is required (as Lessee) to maintain pursuant to the Lease (i.e., including the CAT Sublease Premises) including, but not limited to, the policies required pursuant to paragraph 8 of the Lease. Sublessee shall also pay for any insurance policy(s) which Lessor is required or otherwise permitted to maintain pursuant to the Lease (including the CAT Sublease Premises). All insurance policies must maintain during the policy term a "General Policyholders Rating" of at least A, IX. Notwithstanding the preceding, for the period July 1, 1999 through the date (if any) prior to June 30, 2003 that CAT vacates the CAT Sublease Premises), Sublessor shall pay to Sublessee Twelve and 73/100 percent (12.73%) of the reasonable cost of such insurance directly attributable to the Premises within thirty (30) days of receipt of invoice(s) and other documentation evidencing such cost, except for the cost for insurance which is attributable to earthquake and flood coverage which shall be solely borne by Sublessee. The policies shall also name Sublessor, Lessor and their respective officers, directors and employees, as additional insureds, shall insure performance of the indemnities of Sublessee contained in the Sublease and shall be primary coverage in the instance of Sublessee's indemnities, so that any insurance coverage obtained by Lessor or Sublessor shall be in excess thereto. All policies required under the Sublease shall be endorsed to provide a waiver of subrogation as to Sublessor and Lessor. Sublessee shall from time to time upon written request promptly deliver to Sublessor evidence that all premiums have been paid and all policies are in full force and effect, all in such form as Sublessor may reasonably request. All policies required under this Sublease shall include an unconditional agreement by the insurer that the policy shall not be canceled, terminated, modified or allowed to expire without 90 days' advance written notice to Sublessor and Lessor. When Sublessee has any reason to believe that any insurance policy required under the Lease may be cancelled, modified, expire or terminate, Sublessee agrees to immediately provide written notice detailing the same to Sublessor. All policy(s) required of Sublessee pursuant to the Lease shall be tendered to Sublessee, upon renewal and modification without request, and at any other time upon Sublessor's request. Sublessor shall be under no obligation to maintain any insurance, and if in its sole discretion it elects to do so, Sublessee shall not be named as an additional insured therein.

                                    ARTICLE VI
                            LOSS OF SUBLEASED PREMISES

6.1 Casualty. If the Subleased Premises shall be damaged by fire or other casualty, or be condemned or taken in any manner for a public or quasi-public use (and if this Sublease shall not have been terminated as provided in the Lease), Sublessee agrees that Sublessor's obligation, if any, to repair, restore or rebuild the Premises shall be determined in accordance with the Lease. If the Premises or any part thereof shall be damaged by fire or other casualty, Sublessee shall give prompt written notice to Sublessor.

6.2 Condemnation. In the event of any condemnation or taking of the Premises, or any portion thereof, Sublessee's rights are limited by the Lease. Sublessee agrees that under no circumstances is Sublessor responsible for any payment whatsoever to Sublessee arising from or in any manner related to any condemnation involving the Premises. In the event of a taking of all or a portion of the Premises, Sublessee shall also not be entitled to receive any part of any award made in the condemnation proceeding; provided, however, that nothing contained herein shall be deemed to preclude Sublessee from intervening for Sublessee's own interest in such proceedings to claim or receive from the condemning authority any compensation to which Sublessee may otherwise be lawfully entitled, and Sublessee shall be entitled to the benefit of any diminution in rent granted to Sublessor under the Lease which is applicable to the portion of the Premises so condemned or taken.

                                    ARTICLE VII
                                DEFAULT AND BREACH

7.1 Sublessor's Remedies. In the event of any Default and/or Breach on the part of Sublessee under any of the terms, provisions, covenants or agreements of the Lease or of this Sublease, Sublessor shall have the same rights and remedies against Sublessee under this Sublease as are available to the Lessor against Lessee under the provisions of the Lease including, but not limited to, those under paragraph 13 of the Lease. Without limiting the foregoing, the occurrence of any of the following events shall also constitute a Breach under this Sublease, and Sublessor shall have all rights and remedies available under the Lease to Lessor in the event of a Breach as a result of:

(a) The failure of Sublessee to cause the amount of the Letter of Credit to be increased as and when required in accordance with the requirements of section 2.5(b) above, where such failure continues for a period of three (3) business days following written notice to Sublessee, or

(b) Upon the election of Sublessor, in the event that no later than thirty (30) days prior to the then applicable expiration date of the Letter of Credit, neither (1) the Bank shall have notified
Sublessor that the Letter of Credit will be renewed for at least one (1) year beyond the then applicable expiration date, nor (2)
Sublessee shall have delivered to Sublessor a replacement Letter of Credit in the amount required hereunder and otherwise meeting the requirements set forth in section 2.5 above, or

(c) The occurrence of any Breach under (and as defined in) that certain Exodus Sublease dated as of February 1, 1999 between Sublessor and Sublessee (as amended by the Amendment to Exodus
Sublease dated February 1999), covering premises located at 2401
Walsh Avenue, Santa Clara.

7.2 Sublessee's Remedies. In the event of any Default and/or Breach on the part of Sublessor under any of the terms, provisions, covenants or agreements of this Sublease, Sublessee shall have the right to seek monetary damages or specific performance, but shall not have the right to terminate this Sublease, except as otherwise expressly provided herein in this Sublease. Notwithstanding anything contained in this Sublease, Sublessor shall not be deemed in breach of any obligation under this Sublease if it is reasonably unable to perform such obligation due to its status as a Lessee (and not the Lessor) under the Lease. By way of example but not limitation, if Lessor were required under the Lease to make certain repairs but refused to do so, and Sublessor (as Lessee under the Lease) was not permitted under the terms of the Lease to make such repairs, Sublessor would be reasonably unable to perform such repairs and therefore, not be deemed in Breach of the Sublease. As to obligations under the Sublease that Sublessor is reasonably able to perform, Sublessor shall not be deemed in breach of this Sublease unless Sublessor fails within a reasonable time to perform an obligation required to be performed by Sublessor. For purposes of the preceding sentence, a reasonable time shall in no event be more than thirty (30) days after receipt by Sublessor of written notice specifying wherein such obligation of Sublessor has not been performed; provided, however, that if the nature of Sublessor's obligation is such that more than thirty (30) days are reasonably required for its performance, then Sublessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

                                   ARTICLE VIII
                                     SUBLEASE

8.1 Incorporation of the Lease. Except as set forth herein in this Sublease, the terms, covenants, conditions and agreements of the Lease, are incorporated herein and made part of this Sublease as though fully set forth herein (and references to the Sublease herein shall refer to both this Sublease and the incorporated Lease regardless of whether the Lease is expressly mentioned) and are applicable to this Sublease with the same force and effect as though Sublessor was Lessor under the Lease, Sublessee was Lessee under the Lease, and the Premises herein were the Premises under the Lease. In the incorporation of such terms, covenants, provisions, conditions and agreements, if there is a conflict between the terms of the Lease and this Sublease, the terms of this Sublease shall control. By way of example but not limitation, the terms "Breach" and "Default" shall have the same meanings as those contained in the Lease and entitle Sublessor to invoke against Sublessee those remedies enjoyed by Lessor when Lessee causes a Breach and/or Default under the Lease; however, Sublessee's obligations to pay Base Rent are based on the amounts set forth in section 2.1 above and not those contained in the Lease. Without limiting the generality of the foregoing, regardless of whether certain provisions of the June Lease Amendment refer to "Exodus" specifically or simply "Lessee," such provisions shall nonetheless apply to Sublessee (except as set forth below in section 8.2). Sublessor and Sublessee acknowledge and agree that as between them with respect to the interpretation of provisions of the June Lease Amendment which is incorporated into this Sublease by reference, the sole purpose of using the term "Exodus" instead of "Lessee" in the June Lease Amendment is to clarify certain distinctions being made in the June Lease Amendment. Additionally, by way of example but not limitation, when a particular provision in the Lease requires Lessor's consent, Lessor's approval, Lessor's judgment or comparable language, such consent, approval, etc., will be required of both Talus Corporation (which stands in the shoes of the Lessor in the Lease pursuant to section 8.1 of the Sublease), and G&I Walsh LLC (which is the actual Lessor under the Lease). This Sublease is subject and subordinate to, and Sublessee accepts this Sublease subject and subordinate to, all of the terms, covenants, provisions, conditions and agreements contained in the Lease, Existing CAT Sublease and the matters to which the Lease is subject and subordinate. This Sublease shall also be subject to any amendments and supplements to the Lease hereafter made between Lessor and Sublessor, provided that any such amendment or supplement to the Lease will not prevent or adversely affect the use by Sublessee of the Premises in accordance with the terms of this Sublease or additionally increase the Base Rent, additional rent or other charges required to be paid by Sublessee under the terms of this Sublease. Sublessee acknowledges and agrees that it shall not be permitted to exercise any options granted to Lessee under the Lease,

8.2 Exclusions. Notwithstanding anything contained in the Sublease, the following provisions of the Lease are expressly excluded from incorporation herein (as are any references to the following provisions which are contained in a non-excluded provision): paragraphs 1.1 through
1.12.1 paragraphs 2.2, 2.3, 2.5, 3.1, 3.2, 4.1, 8.2(b), 13.1(g), 15.1
through 15.6, 37.1, 37.2, 38, 39.1 through 39.4, 48, paragraphs 1, 3 and
4 (and the first sentence of paragraph 2) of Exhibit (A), the Guaranties, the Lease Amendment dated November 14, 1997 and November 20, 1997, and paragraphs 31, 32, 33 and 34 of the June Lease Amendment.

8.3 Sublessee's Additional Duties Regarding the Lease. Without limiting Sublessee's obligations pursuant to the Sublease relating to the below matters, Sublessee also covenants and agrees as follows:

(a) To perform and observe all of the terms, covenants, conditions and agreements of the Lease to be performed on the part of Sublessor with respect to the Premises to the extent the same are not expressly modified or inconsistent with the terms of this Sublease;

(b) That Sublessee will not do or cause to be done or suffer or permit any act or thing to be done which would or might cause any Default and/or Breach under this Sublease or the Lease, or cause the rights of Sublessor as Lessee thereunder to be canceled, terminated or forfeited, or which would make Sublessor liable for any damages, claim or penalty,

(c) Except as provided in the Sublease with respect to diesel fuel, Sublessee shall not cause or permit any Hazardous Substances to be used, stored, generated or disposed of on the Premises;

(d) Sublessor shall also have the right to enter the Premises at any time, in the case of an emergency, and otherwise with 24 hours' advance notice for the purpose of inspecting the Premises.
Sublessor acknowledges that Sublessee intends to operate a secure internet data center facility at the Premises. Accordingly, except in the case of an emergency, Sublessor or its agents shall give Sublessee 24 hours' advance notice prior to entering the Premises, and Sublessee shall have the right to require that a representative of Sublessee accompany any parties entering the Premises. In the case of an emergency, Sublessor or its agents shall make such effort as is deemed appropriate by Sublessor or its agents under the circumstances to contact an on-site representative of Sublessee, if one is present at the Premises, prior to entering the Premises; provided, however, that if an on-site representative cannot be located after such effort is made or if immediately entry to the Premises without attempting to locate an on-site representative of Sublessee is deemed appropriate by Sublessor or its agents due to the nature of the emergency, Sublessor or its agents may enter the Premises unaccompanied by a representative of Sublessee, and

(e) Sublessee acknowledges and agrees that paragraph 40 of the Lease is applicable to this Sublease since the Premises are part of a group of buildings controlled by Lessor.

                                    ARTICLE IX
                                  NONDISTURBANCE

9.1 Quiet Possession. If, and so long as Sublessee pays the Base Rent, additional rent and other charges due and payable described herein and keeps, observes and performs all of the other covenants, agreements, terms, provisions and conditions herein contained on the part of Sublessee to be kept, observed and performed, Sublessee shall have quiet possession of the Premises, subject, however, to the covenants, agreements, terms, provisions and conditions of this Sublease, the Lease, the Existing CAT Sublease, and to the matters to which the Lease is or becomes subject and/or subordinate.

9.2 Notice of Default and Right to Cure. Sublessor shall provide Sublessee with copies of any written notice to or from Lessor specifying a Default by Sublessor under the terms of the Lease within seventy-two
(72) hours of Sublessor's receipt from or delivery of the notice to Lessor. Upon demand from Sublessee and so long as Sublessee has not defaulted under the terms of this Sublease, Sublessor shall take all action reasonably necessary to avoid termination of the Lease or disturbance of Sublessee's use and occupancy of the Premises as a result of such Default. Sublessor shall keep Sublessee fully advised as to Sublessor's efforts to cure or resolve any allegation of a Default and shall provide Sublessee, at Sublessor's expense, with copies of all non-privileged correspondence, and documentation, including but not limited to, any pleadings filed by or on behalf of Sublessor or Lessor in the course of any litigation which involves an alleged Default relating thereto. If Sublessor fails to timely cure a Default or contests the same by appropriate legal proceedings, and Lessor has threatened to disturb Sublessee's use or occupancy of the Premises or any party thereof, Sublessee shall have the right so long as it is not in default under this Sublease, but not the duty, to take whatever action is reasonably necessary to cure the Default. All reasonable and necessary costs, expenses and fees (including reasonable attorneys' fees) incurred by Sublessee in the course of curing a Default shall be fully recoverable from all payments (including Base Rent and additional rent) that come due to Sublessor under this Sublease.

                                    ARTICLE X
                                     NOTICE

10.1 Notice. Paragraph 23 of the Lease shall govern notices except the designated addresses shall be those provided in the initial paragraph of this Sublease. All notices to Sublessor shall be sent to Sublessor's address, to the attention of the Controller. All notices to Sublessee shall be sent to the attention of Richard Stoltz, CFO, COO.

10.2 Courtesy Copies. Whenever notice is delivered pursuant to this Sublease, copies shall also be delivered to the following:

          To Sublessor:

          Robert M. Horowitz, Esq.
          Pearson, Milligan & Horowitz, P.C.
          1999 Broadway, Suite 2300
          Denver, CO 80202 Fax: (303) 298-7010

          To Sublessee:

          Kyle Barriger, IDC Manager
          Exodus Communications, Inc.
          2403 Walsh Avenue
          Santa Clara, CA 95054
          Fax:    (408) 346-2206

                                    ARTICLE XI
                       SUBLEASING AND ASSIGNMENT BY SUBLESSEE

11.1 No Future Assignment or Sublease.

(a) Except as provided herein in this section 11.1, Sublessee shall not assign or otherwise transfer, mortgage, pledge, hypothecate or encumber this Sublease or the Premises, or any interest therein, and shall not sublet (which term herein shall also include "sub-subletting") the Premises or any part thereof, or any right or privilege appurtenant thereof, or permit any other party to occupy the Premises, or any portion thereof, except in accordance with the provisions of paragraph 12 of the Lease. The foregoing shall also require the written consent of both Sublessor and Lessor in accordance with the criteria set forth in paragraph 12 of the Lease. Sublessor's consent to any assignment, transfer or subletting by Sublessee shall not relieve Sublessee from any of its obligations under this Sublease. As a condition to providing such written consent, Sublessor reserves the right to make such changes in the Sublease as Sublessor and/or Lessor may require to be made to the Lease pursuant to paragraph 12 thereof. If Sublessee violates any of the terms contained in this section 11.1, such shall constitute a Breach under the terms of this Sublease.

(b) Notwithstanding anything to the contrary, Sublessee agrees that Sublessor, as a condition to giving its consent to any proposed sublease or assignment, in addition to any other obligations of or amounts due from Sublessee pursuant to the Lease, shall require that Sublessee pay to Sublessor, as additional Rent under the Sublease, before execution of any proposed assignment or sublease
(i) any and all amounts required by Lessor to be paid by Sublessor pursuant to paragraph 12.2(e) of the Original Lease, (ii) any and all other amounts which Lessor requires to be paid or delivered by Sublessor in connection with or in any manner related to the proposed assignment or sublease, and (iii) all other reasonable out-of-pocket expenses incurred by Sublessor in connection with the proposed assignment or sublease, including, without limitations attorneys' and consultants' fees and expenses. The amounts described in subsection (iii) above shall be referred to (if at all) in the June Lease Amendment as the "Talus Amounts," and such amounts shall be paid regardless of and in addition to any amounts set forth in section 11.1(c) below. The Parties agree that it is the express intent of this section 11.1(b) to make Sublessor
"whole" by not requiring Sublessor to incur any expense whatsoever in connection or relating to Sublessee's subletting(s) or assignment(s), proposed or otherwise, all such expense to be immediately reimbursed by Sublessee to Sublessor.

(c) Notwithstanding any provision of paragraph 12 of the Lease, Sublessor, as a condition to giving its consent to any proposed sublease or assignment, may also (i.e., in addition to Sublessee's obligations under the Sublease including without limitation those set forth in section 11.1(b) above) require that Sublessee pay to Sublessor, as additional Rent under the Sublease,

          (i) In the case of an assignment where the Sublease is the only asset assigned by Sublessee to the assignee, promptly after receipt by Sublessee (or any affiliate thereof or other person or entity designated by Sublessee) seventy-five percent (75%) of the amount, if any, by which (A) any consideration (including, without limitation, payment for leasehold improvements) paid by the assignee to Sublessee or such affiliate or other designated person or entity for the assignment or otherwise attributable to the value of Sublessee's interest in the Sublease exceeds (B) the Assignment or Subletting Costs (as defined below);

          (ii) In the case of an assignment where the Sublease is not the only asset assigned by Sublessee to the assignee (e.g., an assignment in connection with a sale of Sublessee's operations at the Premises or an assignment resulting from a change in control of Sublessee where Sublessee is not a publicly traded company immediately following such change in control), on a monthly basis, seventy-five percent (75%) of the amount, if any, by which
          (A) the Prevailing Market Rent (as defined below) for the Premises for each month of the term of the Sublease after the date of the assignment exceeds (B) the total amount of Rent payable hereunder for each such month; as used herein, the term "Prevailing Market Rent" for the Premises shall mean the total monthly Rent that Sublessor could obtain for each month of term of the Sublease remaining after the date of the assignment from a third party desiring to lease the Premises for the remaining term of the Sublease after the date of the assignment, taking into account the age of the Building, the size of the Premises, the quality of construction of the Building, the other terms of this Sublease, the rental and any other consideration then being obtained for new leases of space comparable to the Premises in the locality of the Building and all other factors that would be relevant to a third party desiring to lease the Premises for such term in determining the rental such party would be willing to pay therefor, but excluding any rental value attributable to any items Sublessee is permitted to remove from the Premises upon expiration of the term of this Sublease pursuant to paragraph 7.4 of the Lease; provided that if Sublessee and Sublessor are unable to agree upon the Prevailing Market Rent within thirty (30) days after the date of the assignment, then the Prevailing Market Rent for the remaining term of this Sublease shall be determined by appraisal following the same procedures as set forth in paragraph 39(c) of the Addendum to the Direct Lease between Exodus Communications, Inc. and G&I Walsh LLC dated June 4, 1999 (which provision is incorporated herein by reference solely for purposes of such appraisal procedures), for the determination of "Fair Market Rent" for the first year of a Renewal Option Term; and

          (iii) in the case of a sublease, on a monthly basis, seventy-five percent (75%) of the amount, if any, by which (A) the rent paid to Sublessee (or any affiliate thereof or other person or entity designated by Sublessee) for the sublet space by the sublessee (such rent to include all consideration paid for the sublet space) for each month exceeds (B) the total amount of Rent payable under the Sublease attributable to the sublet space for such month; provided, however, that in the case of a sublease, prior to paying any amounts to Sublessor pursuant to this section 11.1(c)(iii), Sublessee may recover out of the rent or other consideration payable by the sublessee to Sublessee (or any affiliate thereof or other person or entity designated by Sublessee), and use such recovery to reimburse itself for, a pro rata share of the Assignment or Subletting Costs incurred in connection with such sublease, such pro rata share to be determined by allocating an equal portion of the total amount of Assignment or Subletting Costs incurred in connection with such sublease to each month of the term of such sublease; if there is more than one sublease under this Sublease, the amounts (if any) to be paid by Sublessee to Sublessor pursuant to this section 11.1(c)(iii) shall be separately calculated for each sublease and amounts due Sublessor with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease.

As used herein, the term "Assignment or Subletting Costs" means the total amount of any brokerage commissions paid by Sublessee in connection with a specific subletting or assignment (not to exceed commissions typically paid in the market at the time of such Subletting or assignment), Sublessee's reasonable costs of advertising the space for sublease or assignment, Sublessee's reasonable legal fees and expenses in connection with such assignment or sublease, and any improvement allowance or other inducement (such as moving expenses and lease takeover obligations), paid by Sublessee to the sublessee or assignee; provided that, as a condition to Sublessee recovering Assignment or Subletting Costs pursuant to section (1) or (iii) of this section 11.1(c), Sublessee shall provide to Sublessor, within sixty (60) days of Sublessor's execution of Sublessor's consent to the assignment or subletting, a detailed accounting of the Assignment or Subletting Costs and supporting documents, such as receipts and invoices, except that if any Assignment or Subletting Costs are not determinable by such date, Sublessee shall so state in its accounting, identifying with reasonable specificity the costs not determinable, and promptly after such costs are determinable, but in no event later than thirty (30) days after effective date of the assignment or ninety (90) days after the commencement of the term of such sublease, as applicable, a supplemental accounting shall be delivered to Sublessor setting forth all Assignment or Subletting Costs and supporting documents (if not previously delivered)

                                    ARTICLE XII
                                   MISCELLANEOUS

12.1 Binding Effect. The covenants, agreements, terms, provisions and conditions of this Sublease shall bind and inure to the benefit of the respective successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of section 11.1 above shall operate to vest any rights in any successor, assignee or legal representative of Sublessee.

12.2 Broker. Sublessee warrants and represents that the only person, firm, brokers or finders with whom it had any dealings in connection with this transaction are CPS. Sublessee hereby agrees to indemnify, protect, defend and hold harmless from and against liability for compensation or charges which may be claimed by any unnamed broker, finder or other similar party by reason of any dealings or actions of Sublessee, any costs, expenses, attorneys fees reasonably incurred with respect thereto.

12.3 Sole Agreement. This Sublease with attachments sets forth the entire agreement between the parties. This Sublease supersedes all prior negotiations and agreements between Sublessor and Sublessee with respect to the subject matter of this Sublease. No modification or alteration of this Sublease shall be effective unless reduced to writing and executed by Sublessor or Sublessee, together with any necessary consent by Lessor.

12.4 Sublessor's Consent. Whenever the consent and/or approval of Sublessor is required to be given under the provisions of this Sublease, Sublessor shall be conclusively deemed not to have unreasonably withheld its consent and/or approval if the Lessor has refused or withheld its consent and/or approval thereto for any reason.

12.5 Severability. Should any of the provisions of the Sublease to any extent be held to be invalid or unenforceable, the remainder of this Sublease shall continue in full force and effect.

12.6 Headings. The subject headings used in this Sublease are included for purposes of reference only, and shall not affect the construction or interpretation of any of its provisions.

12.7 Construction. The Rule of Construction which provides that ambiguities in a contract shall be construed against the drafter shall not apply to this Sublease and the Parties waive any such claim or defense to the terms of this Sublease.

12.8 Further Acts. Upon reasonable request by Sublessor from time to time, Sublessee shall execute and deliver such additional documents and instruments and take such other actions as may be reasonably necessary to give effect to the intents and purposes of this Sublease.

12.9 Non-modification of obligations under the Lease. Nothing hereinabove in this Sublease is intended to reduce or increase Talus Corporation's obligations or reduce or increase G & I Walsh LLC's obligations under the Lease.

12.10 Facsimile Signature. The parties hereto agree that a facsimile signature may substitute for and have the same legal effect as the original signature.

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the day and year first above written.

                                      SUBLESSOR:

                                      TALUS CORPORATION

                                      By: /s/ SUSAN GOODNATURE
                                      Name:  Susan Goodnature
                                      Title: Senior Vice President

                                      SUBLESSEE:
                                      EXODUS COMMUNICATIONS, INC.

                                      By: /s/ ADAM WEGNER
                                      Name: Adam Wegner
                                      Title: Vice President and General Counsel



                            APPROVAL AND CONSENT OF LESSOR

Lessor's signature below evidences its approval of and consent to the foregoing Sublease. Lessor's approval of and consent to the foregoing Sublease does not constitute Lessor's approval of or consent to any future or further assignment of or subletting under the Lease or the foregoing Sublease, which shall require the future consent of the Lessor subject to the conditions set forth in paragraph 12 of the Lease. Lessor's approval of and consent to the foregoing Sublease shall not constitute the waiver of any other terms or provisions of the Lease, and Sublessor and Sublessee shall at all times comply with the terms and provisions thereof

                          LESSOR:

                          G&I WALSH LLC, a Delaware limited  liability company

                          By: G&I Investment Walsh LLC, a Delaware limited liability company, its managing member

                                    By: G&I Investment Walsh Corp., a
                                    Delaware corporation, is managing member


                                    By: /s/ BRIAN T. SUMMERS
                                    Name: Brian T. Summers
                                    Title: Vice President

                                 LEASE AMENDMENT
                             (January 25, 1996 Lease)

This Lease Amendment (this "Amendment"), dated and effective on
November 20, 1997 (the "Effective Date"), is by and between Talus
Corporation, a California corporation ("Lessee"), and Mopar, LLC, a California limited liability company ("Lessor").

                              RECITALS:

A. Lessee (formerly known as "Scientific Custom Metal Products International, Inc.," as lessee, and Lessor, as lessor are parties to that certain commercial lease dated January 25, 1996 (the "January Lease") for the premises located at 2403 Walsh Avenue, Santa Clara, California, and that certain commercial lease dated March 1, 1996 (the "March Lease") for the premises located at 2401 Walsh Avenue, Santa Clara, California.

B. Lessee and Lessor desire to amend the January Lease on the terms contained below. Lessee and Lessor are also entering into an amendment of the March Lease (the "March Lease Amendment") effective on the
Effective Date. Capitalized Terms used but not defined herein shall have the respective meanings assigned to them in the January Lease.

In consideration of the premises and the following mutual covenants, it is agreed:

1.  Term. Effective on the Effective Date, November 20, 1997, the
Original Term, which commenced on the Commencement Date, shall expire on June 30, 2003, which date shall be deemed the Expiration Date, for all purposes of the January Lease.

2. Rent Indexing. Section 1 of Exhibit (A) of the January Lease is hereby amended by adding the following sentence thereto:

"The base rent payable during any renewal period shall be determined as follows: (a) if Lessee elects (pursuant to Section 3 below) to have the new base rent during the first year of the renewal period equal current market rent, thereafter the base rent shall increase by the greater of 5% of the CPI (as defined below), whichever is greater, on each anniversary of the commencement of the renewal period; and (b) if Lessee elects (pursuant to Section 3 below) to have the new base rent during the renewal period equal scheduled rent, thereafter the base rent shall increase during the remainder of the term to the amounts and at the times indicated on the Rent Schedule attached as part of this Exhibit (A). For purposes of this provision, CPI shall mean the Consumer Price Index for all urban consumers, Urban Wage Earners and Clerical Workers for the U.S., San Francisco. All Items based on the years 1982 - 1984 - 100 as published by the Bureau of Labor Statistics ("BLS") for the United States Department of Labor, as it may be revised from time to time by the BLS or any substantially equivalent successor index published by BLS."

3. Option to Extend. Section 3 of Exhibit (A) of the January Lease is hereby amended in its entirety to read as follows:

"In the event that Lessee is not in default in the performance of any term or condition of this lease, then at the Expiration Date, Lessee shall have the option to renew the lease for an additional term of ten
(10) years. During such renewal period, all of the terms and conditions of the lease shall remain in effect, except that the new base rent shall equal, at the election of Lessee, the rent then payable on the Expiration Date in accordance with the Rent Schedule attached as part of this Exhibit (A), or current market rent on the Expiration Date, as determined by appraisal. Lessee shall provide Lessor with not less than eighteen (18) months advance written notice of its intention to exercise this option, together with its election to have the new base rent to be scheduled rent or current market rent, or this option will become null and void. If Lessee elects to have the new base rent be current market rent, then Lessee and Lessor, at least forty-five (45) days before the Expiration Date, shall jointly select an appraiser, who shall determine current market rent on the Expiration Date and whose appraisal shall be deemed final and binding on Lessee and Lessor. Lessee and Lessor shall jointly bear the expense of such appraiser."

4. Condition to Option. Any exercise by Lessee of the option to extend the term of the January Lease contained in Exhibit (A) thereto, as amended herein, shall be null and void and of no force or effect unless on the date of exercise, Lessee also exercises the option to extend contained in Exhibit (A) of the March Lease, as amended by the March Lease Amendment.

5.   Subletting. Effective on the Effective Date, Section 4 of Exhibit
(A) of the January Lease shall be null and void and of no further force or effect.

6. Assignment in Connection with EMS Transaction. Lessor hereby consents to the assignment of the January Lease and this Amendment thereto which will result from the purchase, by Electronic Manufacturing Systems, Inc. ("EMS"), of one hundred percent (100%) of the outstanding voting securities of Lessee (the "EMS Assignment"), pursuant to the Purchase Agreement, dated October 24, 1997, among EMS, Lessee, and the shareholders (the "Shareholders") of Lessee (the "Purchase Agreement"). In connection with the EMS Assignment only, Lessor hereby waives compliance, by Lessee, with Section 12.2 of the January Lease.

7. Option Personal to Original Lessee. Effective on the Effective Date, Section 39.2 of the January Lease shall be full and void and of no further force or effect.

8. Release of Talus Guarantee/Guarantee by EMS. Effective on the Effective Date, and subject to the closing of the purchase, by EMS, of the outstanding voting securities of Lessee (the "Closing") and the execution of a guarantee by EMS pursuant to Section 7.2(1) of the Purchase Agreement, Lessor hereby releases Lessee from all obligations pursuant to the guarantee executed by lessee in connection with the January Lease.

9. Default in Payment under Affiliate Debt or Affiliate Debt Guarantees. Subject to consummation of the Closing and the EMS Assignment and the execution of this Amendment, in the event that Lessor or the Shareholders fail to repay the debt of Lessor to Lessee on or before December 31, 1997 in the original principal amount of Seven Hundred Fifty-Six Thousand Six Hundred Thirty-Nine Dollars ($756,639)(the "Lessor Debt"), Lessee and/or EMS shall have the right to offset the amount of any such default (including any continuing default thereunder) against any lease payments due to Lessor under the January Lease. Upon repayment of the Lessor Debt, this Section 9 shall terminate and be of no further force or effect, Lessor shall have no further obligation under this provision, and Lessee, upon demand by Lessor, shall execute and deliver to Lessor a certificate in form and substance reasonably satisfactory to Lessor, acknowledging repayment of the Lessor Debt and the termination of Lessee's obligations hereunder.

10. No other Changes. Except as amended by this Amendment, all terms of the January Lease are unchanged and shall remain in full force and effect.


Mopar, LLC                               Talus Corporation

By: /s/ MICHAEL W. MOSHIER               By: /s/ ANDREW T. MOSHIER
   Michael W. Moshier, CEO               Andrew T. Moshier, President


                  [AIR LOGO] AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                  STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE - NET
                      (Do not use this form for Multi-Tenant Property)

1.      Basic Provisions ("Basic Provisions")

1.1 Parties: This Lease ("Lease"), dated for reference purposes only, January 25, 1996, is made by and between MOPAR, LLC ("Lessor") and Scientific Custom Metal Products International, Inc. ("Lessee"),
(collectively the "Parties," or individually a "Party").

1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known by the street address of 2403 Walsh Avenue, Santa Clara located in the County of Santa Clara State of California and generally described as (describe briefly the nature of the property) Industrial Building, approximately 94,500 square feet; APN 216-28-037 (parcel #1) ("Premises"). See Paragraph 2 for further provisions.)

1.3 Term: 20 years and 0 months ("Original Term") commencing February 1, 1996 ("Commencement Date") and ending January 31, 2016 ("Expiration Date"). (See Paragraph 3 for further provisions.)

1.4  Early Possession:  N/A ("Early Possession Date"). (See Paragraphs
3.2 and 3.3 for further provisions.)

1.5 Base Rent: $66,150 per month ("Base Rent"), payable on the 1st day of each month commencing February 1, 1996, and thereafter according to the rent schedule as set forth on Exhibit (A) to this agreement. (See Paragraph 4 for further provisions.) [X] If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 Base Rent Paid Upon Execution: $30,000 as Base Rent for the period February 1, 1996 through February 28, 1996, and thereafter as set forth in Exhibit (A) to this agreement.

1.7 Security Deposit: $10,000 ("Security Deposit"). (See Paragraph 5 for further provisions.)

1.8  Permitted Use: Light manufacturing, Office, & Research &
Development (See Paragraph 6 for further provisions.)

1.9 Insuring Party: Lessor is the "Insuring Party" unless otherwise stated herein. (See Paragraph 8 for further provisions.)

1.10 Real Estate Brokers: The following real estate brokers
(collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):

None represents [   ] Lessor exclusively ("Lessor's Broker"); [   ]
both Lessor and Lessee, and

None represents [   ] Lessee exclusively ("Lessee's Broker"); [   ]
both Lessee and Lessor. (See Paragraph 15 for further provisions.)

1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by Scientific Custom Metal Products International, Inc. ("Guarantor"). (See Paragraph 37 for further provisions.)

1.12 Addenda. Attached hereto is an Addendum or Addenda consisting of
Paragraphs     through      and Exhibits A and the Guarantee Agreement
all of which constitute a part of this Lease.

2.      Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Lessor and Lessee agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

2.2 Condition. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, fire sprinkler system, lighting, air conditioning, heating, and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within thirty (30) days after the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

2.3 Compliance With Covenants, Restrictions And Building Code. Lessor warrants to Lessee that the improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within six (6) months following the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

2.4 Acceptance Of Premises. Lessee hereby acknowledges: (a) that it has been advised by the Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, compliance with Applicable Law, as defined in Paragraph 6.3) and the present and future suitability of the Premises for Lessee's intended use, (b) that Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Lessee's occupancy of the Premises and/or the term of this Lease, and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease.

2.5 Lessee Prior Owner/Occupant. The warranties made by Lessor in this Paragraph 2 shall be of no force or effect if immediately prior to the date set forth in Paragraph 1.1 Lessee was the owner or occupant of the Premises. In such event, Lessee shall, at Lessee's sole cost and expense, correct any non-compliance of the Premises with said warranties.

3.      Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease, however, (including but not limited to the obligations to pay Real Property Taxes and Insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

3.3 Delay In Possession. If for any reason Lessor cannot deliver possession of the Premises to Lessee as agreed herein by the Early Possession Date, if one is specified in Paragraph 1.4, or, if no Early Possession Date is specified, by the Commencement Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee. If possession of the Premises is not delivered to Lessee within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder; provided, however, that if such written notice by Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease shall terminate and be of no further force or effect. Except as may be otherwise provided, and regardless of when the term actually commences, if possession is not tendered to Lessee when required by this Lease and Lessee does not terminate this Lease, as aforesaid, the period free of the obligation to pay Base Rent, if any, that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts, changes or omissions of Lessee.

4.      Rent.

4.1 Base Rent. Lessee shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit moneys with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Any time the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor sufficient to maintain the same ratio between the Security Deposit and the Base Rent as those amounts are specified in the Basic Provisions. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee under this Lease.

6.      Use.

6.1 Use. Lessee shall use and occupy the Premises only for the purposes set forth in Paragraph 1.8, or any other use which is comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties. Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessee's assignees or subtenants, and by prospective assignees and subtenants of the Lessee, its assignees and subtenants, for a modification of said permitted purpose for which the premises may be used or occupied, so long as the same will not impair the structural integrity of the improvements on the Premises, the mechanical or electrical systems therein, is not significantly more burdensome to the Premises and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Law (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Lessee's being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor. Lessee shall also immediately give Lessor a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises, including but not limited to all such documents as may be involved in any Reportable Uses involving the Premises.

(c) Indemnification. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control. Lessee's obligations under this Paragraph 8 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement.

6.3 Lessee's Compliance With Law. Except as otherwise provided in this Lease, Lessee, shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Law," which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Law specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law.

6.4 Inspection; Compliance. Lessor and Lessor's Lender(s) (as defined in Paragraph 8.3(a)) shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Laws (as defined in Paragraph 6.3), and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease, violation of Applicable Law, or a contamination, caused or materially contributed to by Lessee is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such inspections.

7.      Maintenance; Repairs; Utility Installations; Trade Fixtures and
Alterations.

7.1 Lessee's Obligations.

(a) Subject to the provisions of Paragraphs 2.2 (Lessor's warranty as to condition), 2.3 (Lessor's warranty as to compliance with covenants, etc.), 7.2 (Lessor's obligations to repair), 9 (damage and destruction), and 14 (condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair, structural and non-structural (whether or not such portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, about, or adjacent to the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the Premises by or for Lessee or under its control. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. If Lessee occupies the Premises for seven (7) years or more, Lessor may require Lessee to repaint the exterior of the buildings on the Premises as reasonably required, but not more frequently than once every seven (7) years.

(b) Lessee shall, at Lessee's sole cost and expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in, the inspection, maintenance and service of the following equipment and improvements, if any, located on the Premises: (i) heating, air conditioning and ventilation equipment, (ii) boiler, fired or unfired pressure vessels, (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drain maintenance and (vi) asphalt and parking lot maintenance.

7.2 Lessor's Obligations. Except for the warranties and agreements of Lessor contained in Paragraphs 2.2 (relating to condition of the Premises), 2.3 (relating to compliance with covenants, restrictions and building code), 9 (relating to destruction of the Premises) and 14 (relating to condemnation of the Premises), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, the improvements located thereon, or the equipment therein, whether structural or non structural, all of which obligations are intended to be that of the Lessee under Paragraph
7.1 hereof. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of any needed repairs.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions; Consent Required. The term "Utility
Installations" is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises from that which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations And/Or Utility Installations" are defined as Alterations and/or Utility Installations made by lessee that are not yet owned by Lessor as defined in Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof), as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during the term of this Lease as extended does not exceed $25,000.

(b) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with proposed detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon, and
(iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $10,000 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor under Paragraph 36 hereof.

(c) Indemnification. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorney's fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor's right to require their removal or become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Additions made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per subparagraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises.

(b) Removal. Unless otherwise agreed in writing, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding their installation may have been consented to by Lessor. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent of Lessor.

(c) Surrender/Restoration. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary Wear And Tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Lessor, the Premises, as surrendered, shall include the Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Law and/or good service practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8.      Insurance; Indemnity.

8.1 Payment for Insurance. Regardless of whether the Lessor or Lessee is the Insuring Party, Lessee shall pay for all insurance required under this Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor in excess of $1,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice for any amount due.

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "Insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. In the event Lessor is the insuring Party, Lessor shall also maintain liability insurance described in Paragraph 8.2(a), above, in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance--Building, Improvements and Rental Value.

(a) Building and Improvements. The Insuring Party shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lender(a)"), insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by Lenders, but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss, as defined in Paragraph 9.1(c).

(b) Rental Value. The Insuring Party shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s). Insuring the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one (1) year (including all real estate taxes, insurance costs, and any scheduled rental increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

(c) Adjacent Premises. If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

(d) Tenant's Improvements. If the Lessor is the Insuring Party, the Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease. If Lessee is the Insuring Party, the policy carried by Lessee under this Paragraph 8.3 shall insure Lessee Owned Alterations and Utility Installations.

8.4 Lessee's Property Insurance. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Lessee Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by the Insuring Party under Paragraph 8.3. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property or the restoration of Lessee Owned Alterations and Utility Installations. Lessee shall be the Insuring Party with respect to the insurance required by this Paragraph 8.4 and shall provide Lessor with written evidence that such insurance is in force.

8.5 Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. If Lessee is the Insuring Party, Lessee shall cause to be delivered to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancellable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. If the Insuring Party shall fail to procure and maintain the insurance required to be carried by the Insuring Party under this Paragraph 8, the other Party may, but shall not be required to, procure and maintain the same, but at Lessee's expense.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor ("Waiving Party") each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party's property arising out of or incident to the perils required to be insured against under Paragraph 8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

8.7 Indemnity. Except for Lessor's negligence and/or breach of express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities arising out of, involving, or in dealing with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act of neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.      Damage or Destruction.

9.1 Definitions.

(a) "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

(b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility
Installations the repair cost of which damage or destruction is 50% or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

(c) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

(e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2 Partial Damage - Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make the insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, the shortage in proceeds was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If in such case Lessor does not so elect, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs made by either Party.

9.3 Partial Damage-Uninsured Loss. If a Premises Partial Damage that is not an insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option, either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty
(60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty
(60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 8.6.

9.5 Damage Near End Of Term. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost of repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee or Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, within twenty (20) days following the occurrence of the damage, or before the expiration of the time provided in such option for its exercise, whichever is earlier ("Exercise Period"), (i) exercising such option and (ii) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs. If Lessee duly exercises such option during said Exercise Period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during said Exercise Period, then Lessor may at Lessor's option terminate this Lease as of the expiration of said sixty (60) day period following the occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of the Exercise Period, notwithstanding any term or provision in the grant of option to the contrary.

9.6 Abatement of Rent; Lessee's Remedies.

(a) In the event of damage described in Paragraph 9.2 (Partial Damage-Insured), whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Lessee hereunder for the period during which such damage, its repair or the restoration continues (not to exceed the period for which rental value insurance is required under Paragraph 8.3(b)), shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration.

(b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7  Hazardous Substance Conditions. If a Hazardous Substance
Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by Applicable Law and this Lease shall continue in full force and effect; but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the investigation and remediation of such Hazardous Substance Condition totally at Lessee's expense and without reimbursement from Lessor except to the extent of an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty
(30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the times specified above, this lease shall terminate as of the date specified in Lessor's notice of termination. if a Hazardous Substance Condition occurs for which Lessee is not legally responsible, there shall be abatement of Lessee's obligations under this Lease to the same extent as provided in Paragraph 9.6(a) for a period of not to exceed twelve (12) months.

9.8 Termination-Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not required to be, used by Lessor under the terms of this Lease.

9.9 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.     Real Property Taxes.

10.1 (a) Payment of Taxes. Lessee shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Premises during the term of this Lease. Subject to Paragraph 10.1(b), all such payments shall be made at least ten (10) days prior to the delinquency date of the applicable installment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes to be paid by Lessee shall cover any period of time prior to or after the expiration or earlier termination of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment after such proration. If Lessee shall fail to pay any Real Property Taxes required by this Lease to be paid by Lessee, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

(b) Advance Payment. In order to insure payment when due and before delinquency of any or all Real Property Taxes, Lessor reserves the right, at Lessor's option, to estimate the current Real Property Taxes applicable to the Premises, and to require such current year's Real Property Taxes to be paid in advance to Lessor by Lessee, either: (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be that equal monthly amount which, over the number of months remaining before the month in which the applicable tax installment would become delinquent (and without interest thereon), would provide a fund large enough to fully discharge before delinquency the estimated installment of taxes to be paid. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payment shall be adjusted as required to provide the fund needed to pay the applicable taxes before delinquency. If the amounts paid to Lessor by Lessee under the provisions of this Paragraph are insufficient to discharge the obligations of Lessee to pay such Real Property Taxes as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums as are necessary to pay such obligations. All moneys paid to Lessor under this Paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of the obligations of Lessee under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may, subject to proration as provided in Paragraph 10.1(a) at the option of Lessor, be treated as an additional Security Deposit under Paragraph 5.

10.2 Definition Of "Real Property Taxes." As used herein, the term
"Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.

10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuation assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

10.4 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property or, at Lessor's option, as provided in Paragraph 10.1(b).

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered with other premises.

12.     Assignment and Subletting.

12.1 Lessor's Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 36.

(b) A change in the control of Lessee shall constitute an assignment requiring Lessor's consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee, as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Lessee as it was represented to Lessor at the time of the execution by Lessor of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Lessee was or is greater, shall be considered an assignment of this Lease by Lessee to which Lessor may reasonably withhold its consent. "Net Worth of Lessee" for purposes of this Lease shall be the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles consistently applied.

(d) An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsented to assignment or subletting as a noncurable Breach, Lessor shall have the right to either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice ("Lessor's Notice"), increase the monthly Base Rent to fair market rental value or one hundred ten percent (110%) of the Base Rent then in effect, whichever is greater. Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor's Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and market value adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to the then fair market value (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition), or one hundred ten percent (110%) of the price previously in effect, whichever is greater, (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment, and
(iii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new market rental bears to the Base Rent in effect immediately prior to the market value adjustment.

(e) Lessee's remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and injunctive relief.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

(b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

(c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability under this Lease or sublease.

(d) In the event of any Default or Breach of Lessee's obligations under this Lease, Lessor may proceed directly against Lessee, any Guarantors or any one else responsible for the performance of the Lessee's obligations under this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $1,000 or ten percent (10%) of the current monthly Base Rent, whichever is greater, as reasonable consideration for Lessor's considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

(g) The occurrence of a transaction described in Paragraph
12.1(c) shall give Lessor the right (but not the obligation) to require that the Security Deposit be increased to an amount equal to six (6) times the then monthly Base Rent, and Lessor may make the actual receipt by Lessor of the amount required to establish such Security Deposit a condition to Lessor's consent to such transaction.

(h) Lessor, as a condition to giving its consent to any assignment or subletting, may require that the amount and adjustment structure of the rent payable under this Lease be adjusted to what is then the market value and/or adjustment structure for property similar to the Premises as then constituted.

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

(b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior Defaults or Breaches of such sublessor under such sublease.

(c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.     Default; Breach; Remedies.

13.1 Default; Breach. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said Default. A "Default" is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "Breach" is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cures after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

(a) The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises.

(b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent or any other monetary payment required to be made by Lessee hereunder, whether to Lessor or to a third party, as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) days following written notice thereof by or on behalf of Lessor to Lessee.

(c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Law per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Paragraph 7.1(b), (iii) the recission of an unauthorized assignment or subletting per Paragraph 12.1(b), (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30, (vi) the guaranty of the performance of Lessee's obligations under this Lease if required under Paragraphs 1.11 and 37, (vii) the execution of any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee.

(d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, that are to be observed, complied with or performed by Lessee, other than those described in subparagraphs (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(e) The occurrence of any of the following events: (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee's becoming a "debtor" as defined in 11 U.S.C.
Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60)
days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(f) The discovery by Lessor that any financial statement given to Lessor by Lessee or any Guarantor of Lessee's obligations hereunder was materially false.

(g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor's refusal to honor the guaranty, or (v) a guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Lessee's failure, within sixty (60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide Lessor with written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 13.1(b), (c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee's right to possession in effect
(in California under California Civil Code Section 1951.4) after Lessee's Breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 38 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

(d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

13.3 Inducement Recapture in Event Of Breach. Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended. Upon the occurrence of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph shall not be deemed a waiver by Lessor of the provisions of this Paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

13.5 Breach by Lessor. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty
(30) days after receipt by Lessor, and by the holders of any ground lease, mortgage or deed of trust covering the Premises whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs, if more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the land area not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.     Broker's Fee.

15.1 The Brokers named in Paragraph 1.10 are the procuring causes of this Lease.

15.2 Upon execution of this Lease by both Parties, Lessor shall pay to said Brokers jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Brokers (or in the event there is no separate written agreement between Lessor and said Brokers, the sum of $ None ) for brokerage services rendered by said Brokers to Lessor in this transaction.

15.3 Unless Lessor and Brokers have otherwise agreed in writing, Lessor further agrees that: (a) If Lessee exercises any Option (as defined in Paragraph 39.1) or any Option subsequently granted which is substantially similar to an Option granted to Lessee in this Lease, or
(b) If Lessee acquires any rights to the Premises or other premises described in this Lease which are substantially similar to what Lessee would have acquired had an Option herein granted to Lessee been exercised, or (c) If Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of the term of this Lease after having failed to exercise an Option, or (d) If said Brokers are the procuring cause of any other lease or sale entered into between the Parties pertaining to the Premises and/or any adjacent property in which Lessor has an interest, or (e) If Base Rent is increased, whether by agreement or operation of an escalation clause herein, then as to any of said transactions, Lessor shall pay said Brokers a fee in accordance with the schedule of said Brokers in effect at the time of the execution of this Lease.

15.4 Any buyer or transferee of Lessor's interest in this Lease, whether such transfer is by agreement or by operation of the law, shall be deemed to have assumed Lessor's obligation under this Paragraph 15. Each Broker shall be a third party beneficiary of the provisions of this Paragraph 15 to the extent of its interest in any commission arising from this Lease and may enforce that right directly against Lessor and its successors.

15.5 Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any named in Paragraph 1.10) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Brokers is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the Indemnifying Party, including any costs, expenses, attorney's fees reasonably incurred with respect thereto.

15.6 Lessor and Lessee hereby consent to and approve all agency relationships, including any dual agencies, indicated in Paragraph 1.10.

16.     Tenancy Statement.

16.1 Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Tenancy Statement" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

16.2 If Lessor desires to finance, refinance, or sell the Premises, any part thereof, or the building of which the Premises are a part, Lessee and all Guarantors of Lessee's performance hereunder shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Lessor's Liability. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Interest On Past-Due Obligations. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within thirty
(30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of 12% per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Paragraph 13.4.

20. Time Of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23.     Notices.

23.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

23.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. No Right to Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.     Subordination; Attornment; Non-Disturbance.

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "Non-Disturbance Agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31. Attorney's Fees. If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) or Broker in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney's fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorney's fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred. Lessor shall be entitled to attorney's fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signs. Lessee shall not place any sign upon the Premises, except that Lessee may, with Lessor's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee's own business. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations). Unless otherwise expressly agreed herein, Lessor reserves all rights to the use of the roof and the right to install, and all revenues from the installation of, such advertising signs on the Premises, including the roof, as do not unreasonably interfere with the conduct of Lessee's business.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.     Consents.

(a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' or other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, practice or storage tank, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. Subject to Paragraph 12.2(e) (applicable to assignment or subletting), Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request. Except as otherwise provided, any unused portion of said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgement that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

(b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37.     Guarantor.

37.1 If there are to be any Guarantors of this Lease per Paragraph
1.11, the form of the guaranty to be executed by each such Guarantor shall be in the form most recently published by the American Industrial Real Estate Association, and each said Guarantor shall have the same obligations as Lessee under this Lease, including but not limited to the obligation to provide the Tenancy Statement and Information called for by Paragraph 16.

37.2 It shall constitute a Default of the Lessee under this Lease if any such Guarantor fails or refuses, upon reasonable request by Lessor to give: (a) evidence of the due execution of the guaranty called for by this Lease, including the authority of the Guarantor (and of the party signing on Guarantor's behalf) to obligate such Guarantor on said guaranty, and including in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signature of the persons authorized to sign on its behalf,
(b) current financial statements of Guarantor as may from time to time be requested by Lessor, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.     Options.

39.1 Definition. As used in this Paragraph 39 the word "Option" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

39.2 Options Personal to Original Lessee. Each Option granted to
Lessee in this Lease is personal to the original Lessee named in Paragraph 1.1 hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee while the original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise.

39.3 Multiple Options. In the event that Lessee has any Multiple
Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

39.4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary:
(i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three (3) or more notices of Default under Paragraph 13.1, whether or not the Defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessor gives to Lessee three (3) or more notices of Default under Paragraph 13.1 during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40. Multiple Buildings. If the Premises are part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of such other buildings and their invitees, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. Authority. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This Lease is not intended to be binding until executed by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional, insurance company, or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such Multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

          IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS, STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER(S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.

Executed at Santa Clara, CA             Executed at Santa Clara, CA
on January 25, 1996                     on January 25, 1996

by LESSOR:                              by LESSEE:
        MOPAR, LLC                      Scientific Custom Metal
                                        Products International, Inc.

By /s/ Michael W. Moshier               By: /s/ Andrew T. Moshier
Name Printed: Michael W. Moshier        Name Printed: Andrew T. Moshier
Title: CEO                              Title: President

By                                      By
Name Printed:                           Name Printed:
Title:                                  Title:
Address:                                Address:

Tel. No. (       )                      Tel. No. (       )
Fax No. (       )                       Fax No. (       )

NET

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association, 345 South Figueroa Street, Suite M-1, Los Angeles, CA 90071. (213) 687-8777. Fax No. (213) 687-8616.


                                    Exhibit A

This Exhibit is part of that certain real property lease dated January 25, 1996, between MOPAR, LLC, Lessor, and Scientific Custom Metal
Products International, Inc., Lessee. The following additional terms and conditions are part of said lease, and are hereby incorporated therein, and made a part thereof:

1. Rent Indexing The base rent as set forth in paragraph 1.5 of the lease agreement, shall be adjusted annually at each anniversary by an amount equal to the CPI as published in the Wall Street Journal, or the Rent Schedule shown on page two of this Exhibit, whichever is greater.

2. Insurance The "Insuring Party" as set forth in paragraph 1.9 of the lease agreement shall be changed from the Lessor, to the Lessee. The amount of insurance coverage set forth in paragraphs 8.1 and 8.2 of the lease agreement shall be changed from $1,000,000 to $10,000,000. The insurance deductible amounts set forth in paragraphs 8.3 and 8.4 of the lease agreement shall be changed from $1,000 to $5,000.

3. Option To Extend In the event that Lessee is not in default in the performance of any term or condition of this lease, then upon the expiration of the lease term as set forth in paragraph 1.3 of the original lease agreement, Lessee shall have the option to renew the lease for an additional term of 10 years. During such renewal period, all of the terms and conditions of the lease shall remain in effect, except that the new base rent shall be equal to the rent payable during the last year of the original lease, or adjusted to the then current market rent determined by appraisal, whichever is greater. Lessee shall provide Lessor with not less than eighteen (18) months advance written notice of its intention to exercise this option, or this option will become null and void.

4. Subletting Notwithstanding the provisions of paragraphs 12.1, 12.2 and 12.3 of the lease agreement, and if Lessee is not in default of any other terms or conditions of the lease agreement, then Lessee shall have the right to sublet portions of the leased spaces to a sub-tenant(s), however it shall be Lessee's responsibility to ensure that such sub-tenancy complies with the spirit and intention of the lease agreement between Lessor and Lessee. If in Lessor's sole discretion such sub-tenancy does not comply, then paragraphs 12.1, 12.2 and 12.3 of the lease agreement shall fully apply.

LESSEE                                 LESSOR

/s/ Andrew T. Moshier                  /s/ Michael W. Moshier
By: Andrew T. Moshier                  By: Michael W. Moshier
President                              CEO
Scientific Custom Metal                MOPAR, LLC
Products Int., Inc.

Date: 1-25-96                          Date: 1-25-96



                             RENT SCHEDULE-2403 lease

                       MOPAR, LLC - SCMP International Lease
                             Rent Schedule: Bldg. 2403

                      Lease Commencement Date: February 1, 1996

                     Year
      Lease         Ending      Starting       Monthly       Number of
      Year*       (January)       Date         Rental         Months
      -----       ---------    ----------    ----------     -----------
        1           1997       1-Feb-96      $ 30,000            1
                    1997       1-Mar-96      $ 66,150           10
                    1997       1-Jan-97      $ 66,150            1
        2           1998       1-Feb-97      $ 66,150            2
                    1998       1-Apr-97      $ 69,900           10
        3           1999       1-Feb-98      $ 73,395           12
        4           2000       1-Feb-99      $ 77,065           12
        5           2001       1-Feb-00      $ 80,918           12
        6           2002       1-Feb-01      $ 84,964           12
        7           2003       1-Feb-02      $ 89,212           12
        8           2004       1-Feb-03      $ 93,673           12
        9           2005       1-Feb-04      $ 98,356           12
        10          2006       1-Feb-05      $ 103,274          12
        11          2007       1-Feb-06      $ 108,438          12
        12          2008       1-Feb-07      $ 113,860          12
        13          2009       1-Feb-08      $ 119,553          12
        14          2010       1-Feb-09      $ 125,530          12
        15          2011       1-Feb-10      $ 131,807          12
        16          2012       1-Feb-11      $ 138,397          12
        17          2013       1-Feb-12      $ 145,317          12
        18          2014       1-Feb-13      $ 152,583          12
        19          2015       1-Feb-14      $ 160,212          12
        20          2016       1-Feb-15      $ 168,223          12






                             GUARANTY OF LEASE [AIR LOGO]
                     AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

WHEREAS, MOPAR, LLC, hereinafter referred to as "Lessor", and Scientific Custom Metal Products International, Inc., hereinafter referred to as "Lessee", are about to execute a document entitled "Lease" dated Jan. 25, 1996 concerning the premises commonly known as 2403 Walsh Avenue, Santa Clara, CA wherein Lessor will lease the premises to Lessee, and

WHEREAS, Scientific Custom Metal Products International, Inc.
hereinafter referred to as "Guarantors" have a financial interest in Lessee, and

WHEREAS, Lessor would not execute the Lease if Guarantors did not execute and deliver to Lessor this Guarantee of Lease.

NOW THEREFORE, for and in consideration of the execution of the foregoing Lease by Lessor and as a material inducement to Lessor to execute said Lease, Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment by Lessee of all rentals and all other sums payable by Lessee under said Lease and the faithful and prompt performance by Lessee of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Lessee.

It is specifically agreed and understood that the terms of the foregoing Lease may be altered, affected, modified or changed by agreement between Lessor and Lessee, or by a course of conduct, and said Lease may be assigned by Lessor or any assignee of Lessor without consent or notice to Guarantors and that this Guaranty shall thereupon and thereafter guarantee the performance of said Lease as so changed, modified, altered or assigned.

This Guaranty shall not be released, modified or affected by failure or delay on the part of Lessor to enforce any of the rights or remedies of the Lessor under said Lease, whether pursuant to the terms thereof or at law or in equity.

No notice of default need be given to Guarantors, it being specifically agreed and understood that the guarantee of the undersigned is a continuing guarantee under which Lessor may proceed forthwith and immediately against Lessee or against Guarantors following any breach or default by Lessee or for the enforcement of any rights which Lessor may have as against Lessee pursuant to or under the terms of the within Lease or at law or in equity.

Lessor shall have the right to proceed against Guarantors hereunder following any breach or default by Lessee without first proceeding against Lessee and without previous notice to or demand upon either Lessee or Guarantors.

Guarantors hereby waive (a) notice of acceptance of this Guaranty, (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations as to or relating to this Guaranty and the Lease, (d) any right to require the Lessor to proceed against the Lessee or any other Guarantor or any other person or entity liable to Lessor, (e) any right to require Lessor to apply to any default any security deposit or other security it may hold under the Lease, (f) any right to require Lessor to proceed under any other remedy Lessor may have before proceeding against Guarantors, (g) any right of subrogation.

Guarantors do hereby subrogate all existing or future indebtedness of Lessee to Guarantors to the obligations owed to Lessor under the Lease and this Guaranty.

Any married woman who signs this Guaranty expressly agrees that recourse may be had against her separate property for all of her obligations hereunder.

The obligations of Lessee under the Lease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require the Guarantors hereunder to do and provide the same relative to Guarantors.

The term "Lessor" whenever hereinabove used refers to and means the Lessor in the foregoing Lease specifically named and also any assignee of said Lessor, whether by outright assignment or by assignment for security, and also any successor to the interest of said Lessor or of any assignee in such Lease or any part thereof, whether by assignment or otherwise. So long as the Lessor's interest in or to the leased premises or the rents, issues and profits therefrom, or in, to or under said Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantors of the Lessor's interest in the leased premises or under said Lease shall affect the continuing obligation of Guarantors under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgages, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, of any purchase at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgages, beneficiary, trustee, assignee or purchaser.

The term "Lessee" whenever hereinabove used refers to and means the Lessee in the foregoing Lease specifically named and also any assignee or sublessee of said Lease and also any successor to the interests of said Lessee, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise.

In the event any action be brought by said Lessor against Guarantors hereunder to enforce the obligation of Guarantors hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney's fee which shall be fixed by the court.

If this Form has been filled in it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Form or the transaction relating thereto.

Executed at   Santa Clara, CA           /s/ Andrew T. Moshier

on   January 25, 1996                   By:  Andrew T. Moshier, President

Address   2403 Walsh Avenue             Scientific Custom Metal Products
                                        International, Inc.
                                               "GUARANTORS"


* 1977--American Industrial Real Estate Association.
All rights reserved. No part of these works may be reproduced in any form without permission in writing.

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 345 So. Figueroa St., M-1, Los Angeles, CA 90071, (213) 687-8777.

                       SECOND AMENDMENT TO EXODUS SUBLEASE

THIS SECOND AMENDMENT TO EXODUS SUBLEASE (this "Amendment") is made as of June 8, 1999, by and between TALUS CORPORATION, a California corporation ("Sublessor"), and EXODUS COMMUNICATIONS, INC., a Delaware corporation ("Sublessee").

                                     RECITALS:

A. Sublessor and Sublessee have previously entered into that certain Exodus Sublease dated as of February 1, 1999 ("Original Sublease"), covering certain premises commonly known as 2401 Walsh Avenue, Santa Clara, California (the "Premises").

B. Sublessor and Sublessee amended the Original Sublease through their Amendment to Exodus Sublease dated February 1999 (as amended, the "First Amended Sublease").

C. Sublessor and Sublessee are also concurrently with the execution of this Second Amendment to Exodus Sublease entering into a second Exodus Sublease covering certain premises commonly known as 2403 Walsh Avenue, Santa Clara, California (the "2403 Walsh Sublease").

D. Sublessor and Sublessee desire to amend the First Amended Sublease in connection with entering into the 2403 Walsh Sublease, in order to add a cross-default provision as more fully set forth hereinbelow.

NOW THEREFORE, in consideration of the agreements of Sublessor and Sublessee herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

1. Use of Terms. As used herein, terms shall have the same meanings as in the Original Sublease. The term "Lease" as used in the Original Sublease and in this Second Amendment to Exodus Sublease shall mean the Original Sublease as modified by the First Amended
Sublease and this Second Amendment to Exodus Sublease.

2.      Cross-Default Provision. In addition to the events set forth in section 7.1 of the Original Sublease (including those set forth in incorporated paragraph 13 of the Original Lease), the occurrence of any Breach under (and as defined in) the 2403 Walsh Sublease shall constitute a Breach under the Lease, and Sublessor shall have all rights and remedies available under the Lease in the event of a Breach as a result thereof

3. Counterparts; Facsimile Signatures. This Amendment may be signed in counterparts, and delivered by facsimile, and such facsimile counterparts shall be valid and binding on Sublessor and Sublessee with the same effect as if original signatures had been exchanged.

4. Ratification. The First Amended Sublease, as modified hereby, is hereby ratified and confirmed in all respects.

5. Successors and Assigns. This Amendment shall bind and inure to the benefit of Sublessor and Sublessee and their respective legal representatives and successors and assigns.

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Amendment as of the date first above written.

                                      SUBLESSEE:
                                      EXODUS COMMUNICATIONS, INC.,
                                      a Delaware corporation

                                      By:     /s/    ADAM WEGNER
                                      Name:  Adam Wegner
                                      Title:  Vice President &  General Counsel

                                      SUBLESSOR:

                                      TALUS CORPORATION

                                      By:     /s/    SUSAN GOODNATURE
                                      Name:  Susan Goodnature
                                      Title:  Senior Vice President


                          APPROVAL AND CONSENT OF LESSOR

Lessor's signature below evidences its approval of and consent to the foregoing Second Amendment to Exodus Sublease. Lessor's approval of and consent to the foregoing Second Amendment to Exodus Sublease does not constitute Lessor's approval of or consent to any future or further assignment of or subletting under the Lease or the Exodus Sublease, which shall require the future consent of the Lessor subject to the conditions set forth in paragraph 12 of the Lease. Lessor's approval of and consent to the foregoing Second Amendment to Exodus Sublease shall not constitute the waiver of any other terms or provisions of the Lease, and Sublessor and Sublessee shall at all times comply with the terms and provisions thereof.

                  LESSOR:

                  G&I WALSH LLC, a Delaware  limited liability company

                  By:     G&I Investment Walsh LLC,  a Delaware
                          limited liability company, its managing member


                          By:     G&I Investment Walsh Corp., a
                                  Delaware corporation,  its managing member

                          By:      /s/  BRIAN T. SUMMERS
                          Name:  Brian T. Summers
                          Title:  Vice President

                              THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this "Amendment") is made as of June 8, 1999, by and between G&I WALSH LLC, a Delaware limited liability company ("Lessor"), and TALUS CORPORATION, a California corporation, formerly known as Scientific Custom Metal Products International, Inc. ("Lessee").

                                     RECITALS

A. Mopar, LLC, Lessor's predecessor-in-interest, and Lessee have previously entered into that certain Standard Industrial/Commercial Single-Tenant Lease-Net, dated as of January 25, 1996, as amended by that certain Lease Amendment, identical counterparts of which have been dated as of November 14, 1997, and November 20, 1997, and by that certain Second Amendment to Lease, dated as of January 29, 1999 (as so amended, the "Original Lease"), covering certain premises commonly known as 2403 Walsh Avenue, Santa Clara, California (the "Premises"); and

B. Lessee has previously entered into a sublease with Computer Access Technology Corporation ("CAT"), dated October 3, 1996 (the "Existing CAT Sublease"), pursuant to which CAT has subleased a portion of the Premises consisting of an agreed area of 12,026 rentable square feet (the "CAT Sublease Premises").

C. Lessor and Lessee desire to amend the Original Lease in connection with the Proposed subletting by Lessee to Exodus Communications, Inc., a Delaware corporation ("Exodus") of, initially, that portion of the Premises other than the CAT Sublease Premises, and, possibly, eventually, the entire Premises, pursuant to that certain sublease entered into or to be entered into on or about the date hereof, between Lessee, as sublessor, and Exodus, as sublessee (the "Exodus Sublease"), upon and subject to the terms, covenants and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the agreements of Lessor and Lessee herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1. Use of Terms. As used herein, terms shall have the same meanings as in the Original Lease. The term "Lease" as used in the Original Lease and in this Amendment shall mean the Original Lease as modified by this Amendment. As used herein, the term "Talus Corporation" shall mean Talus Corporation, a California corporation, formerly known as Scientific Custom Metal Products International, Inc., the present Lessee under the Lease, any successor-in-interest thereto, or any assignee of its interest under the Lease. As between Lessor and Talus Corporation, the terms "Lessee" and "Talus Corporation" are interchangeable. Lessee and Lessor acknowledge that the sole purpose of using the term" "Talus Corporation" herein instead of "Lessee" is to facilitate certain distinctions being made in the Exodus Sublease with respect to provisions of the Lease which are being incorporated by reference in the Exodus Sublease.

2.      [Intentionally Omitted.]

3. Termination of Options to Extend. All options for Lessee to extend the term of the Lease beyond June 30, 2003, are hereby terminated, and shall be of no further force or effect.

4. Permitted Use. Paragraph 1.8 of the Original Lease is modified to add data center processing and other lawful related uses as additional permitted uses.

5. Modification of Paragraph 6.2; Consent to Diesel Fuel Tank(s). In the fourth and fifth lines of Paragraph 6.2(a) the words: ", or (iii) a basis for liability . . . common law theory" are hereby deleted. Pursuant to Paragraph 6.2(a) of the Original Lease, Lessor hereby consents to the installation by Exodus of one or more above-ground diesel fuel tanks at the Premises, provided that such installation shall be in compliance with all Applicable Law, and Exodus shall obtain Lessor's prior approval of the precise location thereof, and of the protective enclosures or encasements thereof, which approval shall not be unreasonably withheld or delayed.

6. Modification of Paragraph 6.3. In the fourth line of Paragraph 6.3, following the word "consultants" and preceding the comma which follows the word "consultants" the following shall be added: "as the same pertain to interpretation of the foregoing".

7. Modification of Paragraph 6.4. In the second line of Paragraph 6.4, following the word "times" and preceding the comma which follows the word "times" the following shall be added: "in accordance with Paragraph 26 of the Third Amendment to this Lease". In the seventh line of Paragraph 6.4, the words "or be imminent" (which follow the words "to exist") are deleted. In the seventh and eighth lines of Paragraph 6.4, the words "as the result of any such existing or imminent violation or contamination" are deleted. In the eighth and ninth lines of Paragraph 6.4, the words "or Lessor's Lender, as the case may be, for the costs and expenses of such inspections." are deleted and replaced with the following: "for the reasonable cost of such inspections, so long as such inspection is reasonably related to the violation or contamination."

8. Modification of Paragraph 7.1. The last sentence of Paragraph 7.1 is hereby deleted and replaced with the following: "Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in good and tenantable condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building."

9. Modification of Paragraph 7.3. In the first line of Paragraph
7.3(a), the word "carpeting," is deleted and replaced with "floor and". In the third line of Paragraph 7.3(a), the words "in, on or about" are deleted and replaced with "in or on". In the fourth and fifth lines of Paragraph 7.3(a), the words "on the Premises from that which are provided by Lessor under the terms of this Lease" are hereby deleted. In the sixth and seventh lines of Paragraph 7.3(a), the words "as defined in Paragraph 7.4(a)" are deleted and replaced with "pursuant to Paragraph 7.4(a) or that Exodus is permitted to remove pursuant to Paragraph 10 of the Third Amendment to this Lease". In the eighth line of Paragraph 7.3(a), the words "(excluding the roof)" are hereby deleted. In the ninth line of Paragraph 7.3(a), the words "the roof or" are hereby deleted. In the tenth line of Paragraph 7.3(a), the word "$25,000." is hereby deleted and replaced with "$100,000 in any one year." The following sentences are added to the end of Paragraph 7.3(a) of the Lease: "In addition, Lessee may install satellite dishes, not to exceed two (2) feet in diameter, on the roof of the Building only, without Lessor's consent, but upon notice to Lessor, provided that such satellite dishes are installed behind a roof screen, are not visible from the street, and are installed in compliance with Applicable Law. If Lessee wishes to use other satellite dishes and/or install satellite dishes in any other manner or location, such installation shall be in compliance with Applicable Law, and shall not be made without Lessor's prior written approval of such installation, which approval shall not be unreasonably withheld or delayed." In the seventh line of Paragraph 7.3(b), following the word "therefor" and preceding the period which follows the word "therefor" the following shall be added: "whether or not such Alterations or Utility Installations require Lessor's consent". In the ninth line of Paragraph 7.3(b), the words "under Paragraph 36 hereof" are deleted. Lessor shall not unreasonably withhold or delay the granting of its consent to Alterations, Utility Installations or Trade Fixtures desired to be made by Exodus which are consistent with the types of Alterations, Utility Installations or Trade Fixtures approved by Lessor in connection with Exodus' occupancy of the adjacent building located at 2401 Walsh Avenue, Santa Clara. Lessor hereby consents to the installation of separate meters for monitoring utilities for the CAT Sublease Premises and/or the portion of the Premises to be subleased by Exodus. Lessor shall not unreasonably withhold or delay the granting of its con-sent to the installation by Exodus of security fencing which will in part enclose the Building, provided that such installation shall be in compliance with Applicable Law, and Lessee shall obtain Lessor's prior written approval of the precise location, height and type thereof. Lessee agrees that reasonable considerations in determining such approval shall include, but not be limited to, whether such security fencing unreasonably interferes with the use or occupancy (including parking, ingress and egress) of 2401 Walsh Avenue or its marketability to prospective tenants or subtenants.

10. Modification of Paragraph 7.4. In the second line of Paragraph 7.4(c), following the word "thereof" and preceding the word "clean" the following is added: "(except for those which Lessee is permitted to remove pursuant to Paragraph 10 of the Third Amendment to this Lease or required to remove pursuant to subparagraph 7.4(b) above) broom". In the third through the fifth lines of Paragraph 7.4(c) the words "or by Lessee performing . . . include the Utility Installations." are deleted. In the sixth line of Paragraph 7.4(c), following the word "and" and preceding the word "Alterations" the following is added: "Lessee Owned". Notwithstanding any provision of the Lease to the contrary, so long as Exodus remains in possession of the Premises following the termination of the Lease, pursuant to a direct lease between Lessor and Exodus (the "Exodus Direct Lease"), Lessee shall have no obligations to remove any Lessee Owned Alterations or Utility Installations or to restore the Premises upon the termination of the Lease, and thereafter Lessor shall look solely to Exodus with respect to any damage caused to the Premises by Exodus, whether during the term of the Exodus Sublease or during the term of the Exodus Direct Lease. Notwithstanding any provisions of Paragraph 7.4(a) to the contrary, Lessor acknowledges that the following items installed at the Premises by Exodus shall at all times during the term of this Lease be and remain the Property of Exodus, and Exodus shall have the right to remove the same upon the expiration of the term of the Lease, subject to Lessee's obligations under Paragraph 7.4(c):

(a) Raised Flooring, Racking, Cage materials, cabinets and patch panels.

(b)     UPS Battery Systems including electrical switch gear.

(c)     FM200 fire suppression canisters, piping and nozzles.

(d)     VESDA or smoke sensor stations in ceiling or floor area.

(e) Inside or outside security cameras, access card reader stations, VCR, multiplexer, monitors and computers.

(f) Partition and conference room furniture systems and freestanding, cabinets, storage units.

(g) Telephone and voice mail system with desk stations and receptionist, computers, servers, printers, phone sets.

(h)     Fiber Muxes or other Telco equipment installed in MPOE rooms.

(i) Emergency distribution board and telephone backboard with connectors.

(j)     Maintenance bypass electronic and manual switch gear.

(k) Kitchen appliances like microwaves, refrigerators and vending machines.

(1)     Console monitors, screen projection and screens in command center.

(m) Bulletproof/resistant glass, provided that removal of the same shall be conditioned upon replacement of the openings with other glazing suitable in Lessor's reasonable judgment.

(n) Satellite dishes or other communications equipment, provided that removal of the same from the roof shall be conditioned upon Lessee's or Exodus' repair of all roof penetrations so that the integrity of the roof is not compromised in any manner, as determined by Lessor in its reasonable judgment.

(o) Customer and vendor equipment and related materials of the type listed above in this Paragraph 10.

(p) Exodus, Exodus Customer and Exodus Vendor personal property which is not attached to the Premises.

(q) Any Trade Fixtures similar or related to the foregoing items that were installed by or for Exodus pursuant to the terms of the Lease.

Notwithstanding anything in the Lease to the contrary, under no circumstances shall Talus Corporation be obligated to restore the Premises with respect to, or to remove, any Alterations, Utility Installations or other improvements to be installed by Exodus pursuant to any plans and specifications approved by Lessor other than removal of the items listed in subparagraphs (a) through (q) above (excluding any raised flooring), and any restoration related to such removal. Without limiting the generality of the foregoing, Talus Corporation shall have no obligation or right to remove the following Alterations, Utility Installations or other improvements to be installed by Exodus pursuant to any plans and specifications approved by Lessor:

(r) Permanent and temporary generator systems including enclosures and fuel tanks with the associated electronic and manual switch gear.

(s) Independent, stand-alone air-conditioning units or any other components of the HVAC system at the Premises.

(t) Electrical distribution equipment consisting of an automatic transfer switch, parallel switch and bypass unit, parallel UPS
Units and several power distribution units installed inside the Building by Lessee, inward from the most inward point(s) of connection to all transformers, switches, meters and other electrical distribution equipment installed by the public utility providing power to the Building, or any electrical distribution equipment installed by the City of Santa Clara Power and Electric Company to add two new 3000 AMP services to the Building, including two transformers placed on the exterior of the Building (one for each 3000 AMP service), and one or more power switches and metering boxes inside the Building.

(u)     The mezzanine floor.

(v)     Any raised flooring.

(w)     Security fencing.

11. Modification of Paragraph 8.1. Notwithstanding the provisions of Paragraph 8.1, Lessor, and not Lessee shall pay any increase in the premiums for the property insurance covering the Premises carried by Lessor pursuant to Paragraph 8.3 to the extent such increase results from any acts or omissions occurring on, or the use or occupancy of, any building(s) owned by Lessor which are adjacent to the Building, and which are not occupied by Lessee, either as a direct tenant of Lessor, or as a subtenant.

12.     [Intentionally Omitted.]

13.     [Intentionally Omitted.]

14.     [Intentionally Omitted.]

15. Modification of Paragraph 8.4. Paragraph 8.4 is hereby deleted in its entirety and replaced with the following: "8.4 Lessee's Property Insurance. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $5,000 per occurrence. The proceeds of any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations, except in the case of a casualty occurring during the final year of the term of this Lease. Lessee shall provide Lessor with written evidence that such insurance is in force. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease."

16. Modification of Paragraph 8.5. In the fourth line of Paragraph
8.5, the words "If Lessee is the Insuring Party," are deleted. The following sentence is added to Paragraph 8.5, immediately preceding the final sentence thereof: "Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less." In the next to the last line of Paragraph 8.5, the words "the Insuring Party" are deleted both places where they appear, and in the first such place, they are replaced with the words "either Party", and in the second such place they are replaced with the words "it".

17. Additional Matter Pertaining to Insurance. During the term of the Exodus Sublease, any insurance required to be provided by Lessee under the terms of the Lease may be provided by either Talus Corporation or Exodus, and Lessor shall not require Talus Corporation and Exodus to carry duplicative insurance, provided that all insurance required under the terms of the Lease shall be maintained by one or the other of them in accordance with the requirements of the Lease.

18. Modification of Paragraph 9.2. The following is added to the end of the last sentence of Paragraph 9.2: "; provided, however, that if Lessor actually receives proceeds sufficient to cover the fully amount of the loss, excluding any deductible, this Paragraph 9.2 shall govern."

19. Modification of Paragraph 9.5. Notwithstanding the provisions of Paragraph 9.5, in the event Exodus confirms in writing to Talus Corporation and Lessor within twenty (20) days after the occurrence of any damage which would entitle Lessor to terminate the Lease pursuant to Paragraph 9.5, that Exodus shall not terminate either the Exodus Sublease or the direct lease between Exodus and Lessor which commences immediately following the termination of this Lease, on account of such damage, then Lessor shall have no right to terminate the Lease pursuant to Paragraph 9.5.

20. Modification of Paragraph 9.6. The last sentence of Paragraph
9.6(b) is deleted and replaced with the following: "`Commence' as used in this Paragraph shall mean the beginning of actual work on the Premises." If Lessor shall be obligated to repair or restore the Premises pursuant to any provision of Article 9, and it is possible, at additional cost, to commence such repair or restoration earlier than ninety (90) days after such obligation shall accrue and/or to accelerate the work so that the same shall be completed prior to the deadline for Lessor to complete the same pursuant to the applicable provision of this
Article 9, then upon Lessee's written request, and subject to the conditions set forth below, Lessor shall use its best efforts to commence such repair or restoration as soon as is possible, subject to availability of labor and materials; provided that (1) prior to incurring any additional costs to commence such repair or restoration earlier than Lessor is obligated to do so or to accelerate the work, Lessee shall have agreed, in writing, to pay all such additional costs, and shall have deposited with Lessor, funds equal to the amount reasonably estimated by Lessor as the total amount of such additional costs to be incurred (provided that the amount of such deposit shall not limit Lessee's liability to pay such additional costs, and Lessor shall refund to Lessee upon completion of the repair and restoration, the amount of such deposit, if any, in excess of the additional costs incurred); and (2) in no event will Lessor be obligated to commence any repair or restoration prior to obtaining all necessary governmental permits and approvals therefor.

21. Modification of Paragraph 9.7. Notwithstanding any provision of Paragraph 9.7, Lessor shall not be permitted to exercise the termination option under clause (ii) of Paragraph 9.7, (1) if Lessor is subject to an order of a governmental agency with jurisdiction over the Hazardous Substance Condition requiring Lessor to remediate the same, unless such remediation cannot practicably be accomplished with Lessee remaining in possession of the Premises, or (2) unless in Lessor's reasonable judgment, continued occupancy of the Premises by Lessee without remediation of the Hazardous Substance Condition poses a risk of potential liability to Lessor. Furthermore, and notwithstanding any provision of Paragraph 9.7, Lessor shall be under no duty to remediate any Hazardous Substance Condition except to the extent Lessor is subject to an order of a governmental agency with Jurisdiction over the Hazardous Substance Condition requiring Lessor to remediate the same. To the extent Lessor is subject to an order of a governmental agency with jurisdiction over the Hazardous Substance Condition requiring Lessor to remediate the same, Lessor shall diligently proceed with such remediation, in accordance with any remedial action plan approved by the appropriate governmental agency(ies). In the event that in the opinion of the environmental consultant hired by Lessor to oversee the remediation, the remediation cannot practicably be completed without Lessee vacating the Premises for a period which will exceed six (6) months, Lessee shall have the option to terminate this Lease by giving notice to Lessor within thirty (30) days after Lessee is notified by Lessor that the remediation cannot practicably be completed without Lessee vacating the Premises for a period which will exceed six (6) months (which notification shall include notice of the date Lessor requires Lessee to vacate the Premises for such remediation, which date shall not be earlier than six(6) months after the date of such notification, except to the extent it is reasonably necessary for Lessor to commence such remediation on an earlier date in order to comply with any order of a governmental agency requiring Lessor to remediate the same, including any remedial action plan approved by the appropriate governmental agency(ies)), such termination to be effective upon the date set forth in Lessor's notice that Lessor requires Lessee to vacate the Premises.

22. Modification of Paragraph 10.1. In the first line of Paragraph 10.1(b), the words "In order to assure payment ... Real Property Taxes," are deleted and replaced with the following: "In the event Lessee incurs a late charge on any Rent payment two (2) times during any twelve (12) month period,". Lessee may contest the amount of Real Property Taxes assessed against the Premises, at its sole cost and expense, including, but not limited to, any penalties or fees associated with an unsuccessful contest. In the event Lessee elects to contest the amount of Real Property, Taxes, Lessee must pay the contested Real Property Taxes under protest, and apply for a refund, or provide such security as Lessor may require to prevent such taxes from becoming a delinquent lien upon the Premises. Any refund of Real Property Taxes paid by Lessee with respect to the term of this Lease shall belong to Lessee, whether received as a result of a contest by Lessee or otherwise, and regardless of when received. Lessee shall have no right to any refund of Property Taxes applicable to any period of time other than the term of this Lease, even if such refund is received during the term of this Lease.

23. Modification of Paragraph 10.2. On the fifth line of Paragraph 10.2, the words "other income therefrom" are deleted and replaced with "gross revenues therefrom (but not any tax on Lessor's net income from all sources)".

24. Modification of Paragraph 10.3. On the second line of Paragraph 10.3, following the word "be", and prior to the word "determined", the word "reasonably" shall be inserted.

25. Modification of Article 12 With Respect to Subletting or
Assignment by Exodus. Notwithstanding any provision of Article 12 of the Lease, (i) in the event of any change in the control of Exodus, such change in control shall not constitute an assignment of the Lease or the Exodus Sublease so long as Exodus is a publicly traded company immediately following such change in control, and (ii) the granting of a security interest in the Exodus Sublease by Exodus in connection with a senior secured credit facility provided by Goldman, Sachs & Co. ("GS"), shall not constitute an assignment of the Lease or the Exodus Sublease, and shall not require Lessor's consent under the Lease, provided that GS shall not be entitled to foreclose such security interest or otherwise take any possessory interest in the Premises or any portion thereof, unless GS assumes all of Exodus' obligations under the Exodus Sublease and the Exodus Direct Lease, and cures all then uncured defaults (if any) under the Exodus Sublease and the Exodus Direct Lease. Any other assignment of, or subletting under, the Exodus Sublease shall require Lessor's prior written consent, in accordance with the provisions of
Article 12 of the Lease, provided that Lessor agrees that it shall not unreasonably withhold or delay its consent to any proposed assignment of the Exodus Sublease by Exodus or any proposed subletting thereunder by Exodus. In the event Talus Corporation receives any consideration from Exodus in connection with any assignment of, or subletting under, the Exodus Sublease, in excess of the rent and other consideration payable by Exodus to Talus Corporation under the Exodus Sublease in the absence of such assignment or subletting, Talus Corporation shall pay to Lessor, the entire amount of such excess consideration, excluding the Talus Amounts (as defined below) which shall be retained by Talus Corporation, as additional rent under the Lease, as and when received by Talus Corporation, in lieu of any adjustment of the rent payable under the Lease pursuant to Paragraph 12.2(h) on account of such assignment of, or subletting under, the Exodus Sublease. As used in this Paragraph 25, the term "Talus Amounts" shall mean any amounts which Talus Corporation collects from Exodus, which amounts are expressly designated between Talus Corporation and Exodus as reimbursement of reasonable out-of pocket expenses incurred by Talus Corporation in connection with any assignment or subletting (or proposed assignment or subletting) by Exodus under the Exodus Sublease, including, but not limited to, attorneys' and consultants' fees and expenses. Notwithstanding the foregoing, in the event that the Exodus Sublease provides that any amounts to be paid to Talus Corporation in connection with any assignment or subletting by Exodus are to be determined based on "market rent," "fair market rent," "prevailing market rent," or other similar concept, (a) Talus Corporation shall not agree with Exodus as to the determination of the same without obtaining Lessor's prior written consent, which consent may be granted or withheld in Lessor's sole and absolute discretion, (b) if an appraisal procedure is used to determine "market rent," "fair market rent," "prevailing market rent," or other similar concept, Talus Corporation shall obtain Lessor's prior written approval of any appraiser to be appointed by it, which approval may be withheld or granted in Lessor's sole and absolute discretion, (c) Talus Corporation agrees to notify Lessor of the of any appraisal procedure by Talus Corporation or Exodus within three (3) business day after such initiation by Talus Corporation or after Talus Corporation receives notice of such initiation by Exodus, whichever is applicable, and (d) Lessor may, if it elects to do so, participate in all negotiations and appraisal procedures between Talus Corporation and Exodus with regard to the determination of "market rent," "fair market rent," "prevailing market rent," or other similar concept.

26. Modification of Paragraph 32. In the first line of Paragraph 32, following the words "Lessor's agents" and preceding the words "shall have the right", the words "and any Lender and its agents" shall be inserted. In the second line of Paragraph 32, following the words "or lessees," and preceding the words "and making such", the words "inspecting the Premises," shall be inserted. Lessor acknowledges that Exodus intends to operate a secure internet data center facility at the Premises. Accordingly, except in the case of an emergency, Lessor, its agents, any Lender or its agents shall give Exodus twenty-four (24) hours' advance notice prior to entering the Premises, and Exodus shall have the right to require that a representative of Exodus accompany any parties entering the Premises. In the case of an emergency, Lessor or its agents shall make such effort as is deemed appropriate by Lessor or its agents under the circumstances to contact an on-site representative of Exodus, if one is present at the Premises, prior to entering the Premises; provided, however, that if an on-site representative cannot be located after such effort is made, or if immediate entry to the Premises without attempting to locate an on-site representative of Exodus is deemed appropriate by Lessor or its agents due to the nature of the emergency, Lessor or its agents may enter the Premises unaccompanied by a representative of Exodus.

27. Modification of Paragraph 34. Paragraph 34 is deleted in its entirety and replaced with the following: "34. Signs. Except for ordinary `For Sublease' signs, Lessee shall not place any sign upon the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed. All signs must comply with all Applicable Law."

28. Modification of Paragraph 41. The following words are added to the end of the last sentence of Paragraph 41: ", except those resulting from Lessor's willful misconduct or gross negligence."

29.     [Intentionally Omitted.]

30. Consent to Assignment and Subletting Required. Execution of this Amendment does not constitute Lessor's consent to Talus Corporation's subletting of the Premises to Exodus; such consent shall be indicated only by Lessor's specific written consent on a copy of the proposed Exodus Sublease which has been fully executed by both Talus Corporation and Exodus. Except as provided in Paragraph 25 hereof, nothing in this Amendment shall constitute Lessor's consent to any future assignment or subletting by Talus Corporation or Exodus, should it become a sublessee of the Premises, which consent shall be granted only in accordance with the provisions of Paragraph 12 of the Lease.

31. Reservation of Rights. By executing this Amendment, Lessor is not waiving any rights with respect to any transaction (other than the Exodus Sublease, upon execution of Lessor's consent thereto) which occurred during the term of the Lease, and which under terms of Paragraph 12 of the Lease constitutes an assignment or subletting by Talus Corporation, or otherwise requires Lessor's consent pursuant to Paragraph 11, including, but not limited to, any change in control of Talus Corporation, and to which Lessor (or its predecessor-in-interest) has not previously granted its consent. By executing this Amendment, Talus Corporation is not waiving any rights to contend that no transaction occurred during the term of the Lease without Lessor's (or its predecessor-in-interest's) consent pursuant to Paragraph 12 of the Lease, which under terms of Paragraph 12 of the Lease constitutes an assignment or subletting by Talus Corporation, or otherwise requires Lessor's consent (or otherwise required Lessor's predecessor-in interest's consent) pursuant to Paragraph 12, including, but not limited to any change in control of Talus Corporation. Talus Corporation also reserves all of its rights under the Original Lease, including all rights in connection with defending any such claim(s) or contention(s) by Lessor.

32. Return of Security Deposit. Provided that Exodus remains in possession of the Premises following the termination of the Lease pursuant to the Exodus Direct Lease, Lessor shall return the Security Deposit, less any deductions Lessor is entitled to make therefrom, to Lessee, within thirty (30) days after the termination of the Lease.

33. Lessee's Right to Extend Term Under Limited Circumstances. If the Exodus Sublease is terminated as a result of Exodus' default, and the Exodus Termination Date occurs after May 1, 2003, and provided that the Lease has not otherwise terminated, then Lessee shall have the right to extend the term of the Lease to a date which is not later than sixty
(60) days after the Exodus Termination Date, by giving notice of such extension to Lessor within five (5) business days after the Exodus Termination Date; provided that the Monthly Base Rent payable during the term of such extension shall be $108,675.00, prorated for any partial month.

34. Processing Fee; Reimbursement of Legal Fees; Leasing Commission.
In connection with Lessee's request that Lessor consider granting its consent to the Exodus Sublease, and that Lessor cause its counsel to prepare this Amendment and the Exodus Direct Lease, and that Lessor simultaneously consider granting its consent to a proposed alternative sublease transaction with Pacific Gateway Exchange, Inc. ("PGE"), and cause its counsel to prepare documentation in connection with the proposed alternative sublease transaction with PGE, Lessee has paid to Lessor the sum of $14,679.00, representing payment in full of the nonrefundable payment required under Paragraph 12.2(e) of the Lease with respect to Lessor's consideration of granting its consent to the Exodus Sublease and the proposed alternative sublease transaction with PGE. In addition, in the event Lessor's reasonable attorneys' fees incurred in connection with the documentation of the Exodus Sublease, this Amendment, the Exodus Direct Lease and the comparable documentation for the proposed alternative sublease transaction with PGE, in the aggregate, exceed $14,679.00, Lessee shall pay to Lessor the amount of such excess; provided that Lessee's obligation to pay such excess shall be limited to the first $7,660.50 of such excess. Any such excess shall be payable within five (5) business days after Lessee receives copies of invoices evidencing that Lessor has incurred reasonable attorneys' fees in excess of $14,679.00. Furthermore, Lessee agrees to pay any leasing commission due Exodus' broker, The Commercial Property Services Company (a/k/a CPS), in connection with either of both of the Exodus Sublease and the Exodus Direct Lease, and Lessee shall indemnify and hold harmless Lessor from any claim, demand, cost or liability in connection with such leasing commission. Lessor hereby represents and warrants to Lessee that neither Lessor, nor any agent of Lessor, has promised or agreed that Lessor or Lessee would pay any specific commission amount to CPS in connection with the Exodus Sublease or the Exodus Direct Lease, and Lessor further agrees that so long as Lessee honors its indemnification obligation in favor of Lessee set forth in this Paragraph 34, the amount of any such commission shall be resolved solely between Lessee and CPS. The provisions of this Paragraph 34 are solely for the benefit of Lessee and Lessor, and nothing in this Paragraph 34 shall be construed as giving CPS any right to receive a commission from Lessee or Lessor in connection with the Exodus Sublease or the Exodus Direct Lease.

35. Counterparts; Facsimile Signatures. This Amendment may be signed in counterparts, and delivered by facsimile, and such facsimile counterparts shall be valid and binding on Lessor and Lessee (subject to Paragraph 38, below) with the same effect as if original signatures had been exchanged.

36. Ratification. The Original Lease, as modified hereby, is hereby ratified and confirmed in all respects.

37. Successors and Assigns. This Amendment shall bind and inure to the benefit of Lessor and Lessee and their respective legal representatives and successors and assigns.

38. Effectiveness of This Amendment. Notwithstanding any provision of this Amendment to the contrary, (1) this Amendment shall not be come effective unless and until Talus Corporation and Exodus shall have both fully executed and delivered the Exodus Sublease, and Lessor shall have given its specific written consent thereto on a copy thereof, and (2) in the event that termination of the Exodus Sublease does not occur concurrently with the termination of the Lease, then from and after the date of termination of the Exodus Sublease, Paragraphs 3 through 9, inclusive, 11, and 15 through 28, inclusive of this Amendment shall become null and void, but said provisions shall continue to govern with respect to the period of time during which the Exodus Sublease was in effect.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment as of the date first above written.

          Lessee: TALUS CORPORATION,
                  a California corporation, formerly known as Scientific Custom Metal Products International, Inc.


                  By:     /s/    SUSAN GOODNATURE
                  Name:  Susan Goodnature
                  Title:  Senior Vice President

          Lessor: G&I WALSH LLC, a Delaware  limited liability company

                  By:  G&I Investment Walsh  LLC,
                       a Delaware limited liability company, its managing member


                            By:  G&I Investment Walsh Corp.,
                                 a Delaware corporation, its managing member


                                 By:  /s/ BRIAN T.  SUMMERS
                                 Name:   Brian T. Summers
                                 Title:  Vice President

                                 CONSENT OF GUARANTOR

WHEREAS, ELECTRONIC MANUFACTURING SYSTEMS, INC., a Delaware corporation ("EMS"), did execute that certain Lease Guaranty, dated as of November 20, 1997 (the "Lease Guaranty") whereby EMS did guaranty Lessee's obligations under the Original Lease (as defined in the foregoing Third Amendment to Lease);

NOW, THEREFORE, EMS hereby consents to the terms and conditions of the foregoing Third Amendment to Lease, and hereby ratifies and confirms that the Lease Guaranty, remains in full force and effect as a valid and binding obligation of EMS, with respect to Lessee's obligations under the Original Lease as modified by the foregoing Third Amendment to Lease (whether such obligations are stated as being obligations of "Lessee" or obligations of "Talus Corporation").

Dated: June 10, 1999

                            ELECTRONIC MANUFACTURING SYSTEMS, INC., a Delaware corporation

                            By:      /s/ SUSAN GOODNATURE
                            Name:  Susan Goodnature
                            Title:  Senior Vice President